UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

(RULE 14a-1)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.              )

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VORNADO REALTY TRUST
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VORNADO REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

2008

888 Seventh Avenue

New York, New York 10019

Notice of Annual Meeting of Shareholders to Be Held on May 15, 2008

To our Shareholders:

The 2008 Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663, on Thursday, May 15, 2008, beginning at 12:30 P.M., local time, for the following purposes:

(1)  To elect four persons to the Board of Trustees of the Company. Each person elected will serve for a term of three years and until his successor is duly elected and qualified.

(2)  To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

(3)  To consider and vote upon a shareholder proposal regarding majority voting, if properly presented at the meeting.

(4)  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

The Board of Trustees of the Company has fixed the close of business on March 14, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

Please review the attached Proxy Statement and proxy card. Whether or not you plan to attend the meeting, your shares should be represented and voted. You may authorize your proxy by the Internet or by touch-tone phone as described on the proxy card. Alternatively, you may wish to sign the proxy card and return it in accordance with the instructions included with the proxy card. You may revoke your proxy by (1) executing and submitting a later dated proxy card that is received prior to May 15, 2008, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person.

By Order of the Board of Trustees,

Alan J. Rice

Secretary

April 4, 2008

888 Seventh Avenue

New York, New York 10019

PROXY STATEMENT

Annual Meeting of Shareholders to Be Held on May 15, 2008

The attached proxy is being solicited by the Board of Trustees (the “Board”) of Vornado Realty Trust, a Maryland real estate investment trust (“we,” “us,” “our” or the “Company”), for use at our 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 15, 2008, beginning at 12:30 P.M., local time, at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663. Our principal executive office is located at 888 Seventh Avenue, New York, New York 10019. Our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card or voting instruction card and our 2007 Annual Report are being distributed and made available on or about April 4, 2008.

In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials to our shareholders on the Internet. Accordingly, a notice of Internet availability of proxy materials will be mailed on or about April 4, 2008 to our shareholders of record as of March 14, 2008. Shareholders will have the ability to access the proxy materials on a website referred to in the notice or request that a printed set of the proxy materials be sent, at no cost to them, by following the instructions in the notice. You will need your 12 digit control number that is included with the notice mailed on April 4, 2008 to vote your shares. If you have not received a copy of this notice, please contact our investor relations department at 201-587-1000 or by sending an e-mail to ircontact@vno.com. If you wish to receive a hard copy of these materials you can request them at www.proxyvote.com or by dialing 1-800-579-1639 and following the instructions at that website or phone number.

How do you vote?

You may authorize your proxy over the Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later dated proxy card, (2) subsequently authorizing a proxy through the Internet or by telephone, (3) sending a written revocation of proxy to our Secretary at our principal executive office, or (4) attending the Annual Meeting and voting in person. Attending the Annual Meeting without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. Only the last vote of a shareholder will be counted.

We will pay the cost of soliciting proxies. We have hired Mackenzie Partners, Inc. to solicit proxies for a fee not to exceed $5,000. In addition to solicitation by mail, by telephone and by e-mail or the Internet, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and we may reimburse them for their expenses in so doing. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these instructions.

Who is entitled to vote?

Only shareholders of record as of the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting. We refer to this date as the “record date.” On that date, there were 153,579,357 of our common shares of beneficial interest, par value $0.04 per share (the “Shares”), outstanding. Holders of Shares as of the record date are entitled to one vote per Share on each matter properly submitted at the Annual Meeting.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	2

How do you attend the meeting in person?

If you would like to attend the Annual Meeting in person, you will need to bring an account statement or other evidence acceptable to us of ownership of your Shares as of the close of business on the record date. If you hold Shares in “street name” and wish to vote at the Annual Meeting, you will need to contact your nominee and obtain a proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding Shares as of the close of business on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of trustees, the ratification of the appointment of our registered independent public accounting firm or the shareholder proposal.

PROPOSAL 1: ELECTION OF TRUSTEES

TRUSTEES STANDING FOR ELECTION

Our Board currently has 11 trustees. On February 21, 2008, our Board, on the recommendation of our Corporate Governance and Nominating Committee, nominated Messrs. Anthony W. Deering, Michael Lynne, Robert H. Smith and Ronald G. Targan for election at our Annual Meeting to the class of trustees to serve until 2011 and until their successors are duly elected and qualified. Messrs. Deering, Lynne, Smith and Targan have previously served as members of our Board. Our organizational documents provide that our trustees are divided into three classes, as nearly equal in number as reasonably possible, as determined by the Board. One class of trustees is elected at each Annual Meeting to hold office for a term of three years and until their successors have been duly elected and qualified.

Unless you direct otherwise in the proxy, each of the persons named in the attached proxy will vote your proxy for the election of the four nominees listed below as trustees. If any nominee at the time of election is unavailable to serve, it is intended that each of the persons named in the proxy will vote for an alternate nominee who will be nominated by our Corporate Governance and Nominating Committee and designated by the Board or the Board, on the recommendation of the Corporate Governance and Nominating Committee, may simply reduce the size of the Board and number of nominees. Proxies may be voted only for the nominees named or such alternates. We do not currently anticipate that any nominee for trustee will be unable to serve as trustee.

Under our Amended and Restated Bylaws (the “Bylaws”), a plurality of all the votes cast at the Annual Meeting, if a quorum is present, is sufficient to elect a trustee. Under Maryland Law, proxies marked “withhold authority” will be counted for the purpose of determining the presence of a quorum but will have no effect on the result of this vote. A broker non-vote will have no effect on the result of this vote.

The Board of Trustees recommends that shareholders vote “FOR” approval of the election of each of the nominees listed below to serve as a trustee until the Annual Meeting of Shareholders in 2011 and until his respective successor has been duly elected and qualified.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	3

The following table lists the nominees and the other present members of the Board. All of the nominees are currently members of the Board. For each such person, the table lists the age, principal occupation, position presently held with the Company, if any, and the year in which the person first became or was nominated to become a member of our Board or a director of our predecessor, Vornado, Inc.

				Year First
		Principal Occupation	Year Term	Appointed
		and, if applicable, Present Position	Will	or Nominated
Name	Age	with the Company	Expire	as Trustee

Nominees for Election to Serve as Trustees Until the Annual Meeting in 2011
Anthony W. Deering(1)(2)(3)	63	Chairman of Exeter Capital, LLC	2011	2005
Michael Lynne(1)(4)	66	Former Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation	2011	2005
Robert H. Smith(5)	79	Chairman of the Vornado/Charles E. Smith Washington DC Office Division	2011	2002
Ronald G. Targan(1)(2)(4)	81	President of Malt Products Corporation	2011	1980

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2009
Steven Roth(5)	66	Chairman of the Board and Chief Executive Officer of the Company; Managing General Partner of Interstate Properties	2009	1979
Michael D. Fascitelli(5)	51	President of the Company	2009	1996
Russell B. Wight, Jr.(1)(3)(5)	68	A general partner of Interstate Properties	2009	1979

Present Trustees Elected to Serve as Trustees Until the Annual Meeting in 2010
Candace K. Beinecke(1)	61	Chair of Hughes Hubbard & Reed LLP	2010	2007
Robert P. Kogod	76	President of Charles E. Smith Management LLC	2010	2002
David Mandelbaum(1) (3)	72	A member of the law firm of Mandelbaum & Mandelbaum, P.C.; a general partner of Interstate Properties	2010	1979
Dr. Richard R. West(1)(2)(4)	70	Dean Emeritus, Leonard N. Stern School of Business, New York University	2010	1982

(1) Independent pursuant to the rules of the New York Stock Exchange (“NYSE”) as determined by vote of the Board.

(2) Member of the Audit Committee of the Board.

(3) Member of the Corporate Governance and Nominating Committee of the Board.

(4) Member of the Compensation Committee of the Board.

(5) Member of the Executive Committee of the Board.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	4

BIOGRAPHIES OF OUR TRUSTEES

Ms. Beinecke was appointed to our Board in September of 2007. Ms. Beinecke has served as Chair of Hughes Hubbard & Reed LLP, a New York law firm since 1999. Ms. Beinecke is also a practicing partner in Hughes Hubbard’s Corporate Department. Ms. Beinecke also serves as Chairperson of Arnhold & S. Bleichroeder Advisors LLC First Eagle Funds, Inc. (a U.S. public mutual fund family), and as a board member of ALSTOM (Paris) (a public French transport and power company).

Mr. Deering is Chairman of Exeter Capital, LLC (a private investment firm). He previously served as Chairman of the Board and Chief Executive Officer of The Rouse Company (a public real estate company), which merged with General Growth Properties in November 2004. Mr. Deering joined The Rouse Company in 1972 and was previously its Vice President and Treasurer, Senior Vice President and Chief Financial Officer, and President and Chief Operating Officer. Mr. Deering is also a director of a number of the T. Rowe Price Mutual Funds (investment management funds).

Mr. Fascitelli has been our President and a trustee since December 1996. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. (an investment banking firm) in charge of its real estate practice and was a vice president prior thereto. He is also a director and the President of Alexander’s, Inc. (“Alexander’s”) (a real estate investment trust). Mr. Fascitelli is a director of Toys “R” Us, Inc. (a retailer) and a trustee of GMH Communities Trust (a real estate investment trust).

Mr. Kogod was appointed our trustee on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Currently Mr. Kogod is the President of Charles E. Smith Management LLC (a private investment firm). Previously, Mr. Kogod was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P., from October 1997 through December 2001, and was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Residential Realty from June 1994 to October 2001. Mr. Kogod also served as a trustee of Archstone-Smith Trust (a real estate investment trust) until it was acquired in 2007.

Mr. Lynne has been Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation (a subsidiary of Time Warner, Inc. and a motion picture company) since 2001. In February 2008, in connection with the consolidation of New Line Cinema Corporation into Time Warner, Inc., Mr. Lynne elected to no longer serve as Co-Chairman and Co-Chief Executive Officer of that company. Prior to 2001, Mr. Lynne served as President and Chief Operating Officer of New Line Cinema, starting in 1990.

Mr. Mandelbaum has been a member of the law firm of Mandelbaum & Mandelbaum, P.C. since 1967. Since 1968, he has been a general partner of Interstate Properties (an owner of shopping centers and investor in securities and partnerships, “Interstate”). Mr. Mandelbaum is also a director of Alexander’s.

Mr. Roth has been the Chairman of our Board and Chief Executive Officer since May 1989 and Chairman of the Executive Committee of the Board since April 1980. Since 1968, he has been a general partner of Interstate and, more recently, he has been its Managing General Partner. He is the Chairman of the Board and Chief Executive Officer of Alexander’s. Mr. Roth is also a director of Toys “R” Us, Inc.

Mr. Smith was appointed our trustee on January 1, 2002, the date Charles E. Smith Commercial Realty L.P. merged into a subsidiary of the Company. Currently, Mr. Smith is the Vice President, Secretary and Treasurer of Charles E. Smith Management LLC. Previously, Mr. Smith was Co-Chief Executive Officer and Co-Chairman of the Board of Directors of Charles E. Smith Commercial Realty L.P., from October 1997 until December 2001. Mr. Smith also currently serves as Chairman of our Washington DC Office Division, which term of service will conclude following our Annual Meeting. Mr. Smith also served as a trustee of Archstone-Smith Trust until it was acquired in 2007.

Mr. Targan has been the President of Malt Products Corporation of New Jersey (a producer of malt syrup) since 1962. From 1964 until July 2002, Mr. Targan was a member of the law firm of Schechner and Targan, P.A.

Dr. West is Dean Emeritus of the Leonard N. Stern School of Business at New York University. He was a professor there from September 1984 until September 1995 and Dean from September 1984 until August 1993. Prior thereto, Dr. West was Dean of the Amos Tuck School of Business Administration at Dartmouth College. Dr. West is also a director of Alexander’s, Bowne & Co., Inc. (a commercial printing company) and a number of investment companies managed by BlackRock Advisors (an asset management firm).

Mr. Wight has been a general partner of Interstate since 1968. Mr. Wight is also a director of Alexander’s.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	5

RELATIONSHIPS AMONG OUR TRUSTEES

Mr. Smith and Mr. Kogod are brothers-in-law. We are not aware of any other family relationships among any of our trustees or executive officers or persons nominated or chosen by us to become trustees or executive officers.

Messrs. Roth, Wight and Mandelbaum are each general partners of Interstate. Since 1992, Vornado has managed all the operations of Interstate for a fee as described in “Certain Relationships and Related Transactions—Transactions Involving Interstate Properties.”

Messrs. Roth, Fascitelli, Wight, Mandelbaum and Dr. West are also directors of Alexander’s. We, together with Interstate, beneficially own approximately 60% of the common stock of Alexander’s.

For more information concerning Interstate, Alexander’s and other relationships involving our trustees, see “Certain Relationships and Related Transactions.”

CORPORATE GOVERNANCE

The Company has been continuously listed on the NYSE since January 1962 and is subject to the NYSE’s Corporate Governance Standards.

The Board has determined that Ms. Beinecke and Messrs. Deering, Lynne, Mandelbaum, Targan, Wight and Dr. West are independent under the Corporate Governance Rules of the NYSE, making seven of our 11 trustees independent. The Board reached its conclusion after considering all applicable relationships between or among such trustees and the Company or management of the Company. These relationships are described in the sections of this proxy statement entitled “Relationships Among Our Trustees” and “Certain Relationships and Related Transactions.” Among other factors considered by the Board in making its determinations regarding independence was the Board’s determination that these trustees met all of the “bright-line” requirements of the NYSE Corporate Governance Rules as well as the categorical standards adopted by the Board as contained in our Corporate Governance Guidelines.

As part of its commitment to good corporate governance, the Board of Trustees has adopted the following committee charters and policies:

•	Audit Committee Charter
•	Compensation Committee Charter
•	Corporate Governance and Nominating Committee Charter
•	Corporate Governance Guidelines (attached as Annex A)
•	Code of Business Conduct and Ethics

We have also made available on our website (www.vno.com) copies of these charters, guidelines and policies. We will post any future changes to these charters, guidelines and policies to our website and may not otherwise publicly file such changes. Our regular filings with the Securities and Exchange Commission (“SEC”) and our trustees’ and executive officers’ filings under Section 16(a) of the Securities Exchange Act of 1934 are also available on our website. In addition, copies of these charters, guidelines and policies are available free of charge from the Company.

The Code of Business Conduct and Ethics applies to all of our trustees, executives and other employees.

COMMITTEES OF THE BOARD OF TRUSTEES

The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Other than the Executive Committee, each committee is comprised solely of independent trustees.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	6

The Board held 17 meetings during 2007. Each trustee attended at least 75% of the combined total of the meetings of the Board and all committees on which he or she served during 2007.

In addition to full meetings of the Board, non-management trustees met four times in sessions without members of management present. During these meetings, these trustees selected their own presiding member. We do not have a policy with regard to trustees’ attendance at Annual Meetings of Shareholders. All of our trustees were present at the 2007 Annual Meeting of Shareholders.

Executive Committee

The Executive Committee possesses and may exercise certain powers of the Board in the management of the business and affairs of the Company. During 2007, the Executive Committee consisted of four members, Messrs. Roth, Fascitelli, Smith and Wight. Mr. Roth is the Chairman of the Executive Committee. The Executive Committee did not meet in 2007.

Audit Committee

The Audit Committee, which held five meetings during 2007, consists of three members: Dr. West, as Chairman, and Messrs. Deering and Targan.

The Board has adopted a written Audit Committee Charter, which sets forth the membership requirements of the Audit Committee, among other matters. The Board has determined that all existing Audit Committee members meet the NYSE and SEC standards for independence and the NYSE standards for financial literacy. In addition, at all times, at least one member of the Audit Committee has met the NYSE standards for financial management expertise.

The Board has determined that each of Dr. West and Mr. Deering is an “audit committee financial expert,” as defined by SEC Regulation S-K, and thus has at least one such individual serving on its Audit Committee. The Board reached these conclusions based on their relevant experience, as described above under “Biographies of our Trustees.”

The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. Persons interested in contacting our Audit Committee members with regard to accounting, auditing or financial concerns will find information on how to do so on our website (www.vno.com).

Compensation Committee

The Compensation Committee is responsible for establishing the terms of the compensation of the executive officers and the granting of awards under the Company’s 2002 Omnibus Share Plan, as amended. The committee, which held nine meetings and acted once by written consent during 2007, consists of three members: Dr. West, as Chairman, and Messrs. Lynne and Targan. All members of the Compensation Committee are independent. The Board has adopted a written Compensation Committee Charter.

Compensation decisions for our executive officers and trustees are made by the Compensation Committee. Decisions regarding compensation of other employees are made by our President in consultation with the Chief Executive Officer and are subject to review and approval of the Compensation Committee.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Company’s Secretary. Compensation Committee meetings are attended from time to time by members of management at the invitation of the Compensation Committee. The Compensation Committee’s Chairman reports the committee’s recommendation on executive compensation to the Board. The Compensation

2008 PROXY STATEMENT	VORNADO REALTY TRUST	7

Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid by us to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the committee.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3; and (ii) “outside directors” for the purposes of Section 162(m).

See “Compensation Discussion Analysis” below for a discussion of the role of executive officers in determining or recommending compensation for our executive officers. We have also included under “Compensation Discussion and Analysis” a discussion of the role of compensation consultants in determining or recommending the amount or form of executive or director compensation.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee consist of Mr. Wight, who chairs the committee and Messrs. Deering and Mandelbaum. Each of the committee members is independent. The committee’s responsibilities include the selection of potential candidates for the Board and the development and review of our governance principles. It also reviews trustee compensation and benefits, and oversees annual self-evaluations of the Board and its committees. The committee also makes recommendations to the Board concerning the structure and membership of the other Board committees as well as management succession plans. The committee selects and evaluates candidates for the Board in accordance with the criteria set out in the Company’s Corporate Governance Guidelines and pursuant to the Corporate Governance and Nominating Committee Charter. These criteria include, among others, personal qualities and characteristics, accomplishments and reputation in the business community; current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other trustees and potential trustees in building a Board that is effective, collegial and responsive to our needs, and diversity of viewpoints, experience and other demographics. The committee is then responsible for recommending to the Board a slate of candidates for trustee positions for the Board’s approval. Generally, candidates for a position as a member of the Board are suggested by existing Board members, however, the Corporate Governance and Nominating Committee will consider shareholder recommendations for candidates for the Board sent to the Corporate Governance and Nominating Committee, c/o Alan J. Rice, Secretary, Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 and will evaluate any such recommendations using the criteria set forth in the Corporate Governance and Nominating Committee Charter. The Corporate Governance and Nominating Committee met twice in 2007.

* * * * *

Persons wishing to contact the independent members of the Board should call (866) 537-4644. A recording of each phone call to this number will be sent to one independent member of the Board who sits on the Audit Committee as well as to a member of management who may respond to any such call if the caller provides a return number. This means of contact should not be used for solicitations or communications with us of a general nature. Information on how to contact us generally is available on our website (www.vno.com).

2008 PROXY STATEMENT	VORNADO REALTY TRUST	8

PRINCIPAL SECURITY HOLDERS

The following table lists the number of Shares and Units as of March 14, 2008, beneficially owned by (i) each person who holds more than a 5% interest in the Company or our operating partnership, Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), (ii) trustees of the Company, (iii) the executive officers of the Company defined as “Covered Executives” in “Executive Compensation” below, and (iv) the trustees and all executive officers of the Company as a group. Unless otherwise specified, “Units” are Class A units of limited partnership interest of our Operating Partnership and other classes of units convertible into Class A units. The Company’s ownership of Units is not reflected in the table but is described in footnote (2).

		Number of
		Shares and Units
	Address of	Beneficially	Percent of	Percent of All
Name of Beneficial Owner	Beneficial Owner	Owned(1)(2)	All Shares(1)(2)(3)	Shares and Units(1)(2)(4)

Named Executive Officers and Trustees
Steven Roth(5)(6)(7)(8)	(9)	13,504,962	8.60%	7.88%
David Mandelbaum(5)(8)	(9)	10,762,305	7.01%	6.41%
Russell B. Wight, Jr.(5)(8)(10)	(9)	8,056,807	5.25%	4.80%
Michael D. Fascitelli(7)(8)(11)	(9)	4,017,105	2.56%	2.35%
Robert P. Kogod(8)(12)(13)	(9)	1,993,403	1.29%	1.19%
Robert H. Smith(7)(8)(12)(14)	(9)	1,719,536	1.12%	1.02%
Ronald G. Targan(8)	(9)	750,307	*	*
David R. Greenbaum(7)(8)(15)	(9)	658,718	*	*
Sandeep Mathrani(7)(8)	(9)	221,657	*	*
Joseph Macnow(7)(8)(16)	(9)	97,587	*	*
Richard R. West(8)(17)	(9)	26,307	*	*
Anthony W. Deering(8)	(9)	8,111	*	*
Michael Lynne(8)	(9)	3,050	*	*
Candace K. Beinecke(8)	(9)	2,804	*	*
All trustees and executive officers as a group (18 persons)(7)(8)	(9)	24,852,972	15.28%	14.19%

Other Beneficial Owners
The Vanguard Group, Inc.(18)	100 Vanguard Blvd Malvern, PA 19355	8,837,578	5.75%	5.26%
Barclays Global Investors, N.A. (and related entities) (19)	45 Fremont Street San Francisco, CA 94105	8,036,976	5.23%	4.79%
Interstate Properties(5)	(9)	7,943,000	5.17%	4.73%
Cohen & Steers Capital Management, Inc.(20)	757 Third Avenue New York, NY 10017	7,873,092	5.13%	4.69%

*Less than 1%.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	9

(1)

Unless otherwise indicated, each person is the direct owner of, and has sole voting power and sole investment power with respect to, such Shares and Units. Numbers and percentages in the table are based on 153,579,357 Shares and 14,336,346 Units (other than Units held by the Company) outstanding as of March 14, 2008.

(2)

In April 1997, the Company transferred substantially all of its assets to the Operating Partnership. As a result, the Company conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership. The Company is the sole general partner of, and owned approximately 91% of the Units of, the Operating Partnership as of March 14, 2008. At any time after one year from the date of issuance (or two years in the case of certain holders), holders of Units (other than the Company) have the right to have their Units redeemed in whole or in part by the Operating Partnership for cash equal to the fair market value, at the time of redemption, of one Share for each Unit redeemed or, at the option of the Company, one Share for each Unit tendered, subject to customary anti-dilution provisions (the “Unit Redemption Right”). Holders of Units may be able to sell publicly Shares received upon the exercise of their Unit Redemption Right pursuant to registration rights agreements with the Company. The Company has filed registration statements with the SEC to register the issuance or resale of certain of the Shares issuable upon the exercise of the Unit Redemption Right.

(3)

The total number of Shares outstanding used in calculating this percentage assumes that all Shares that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of other Company or Operating Partnership securities for or into Shares) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(4)

The total number of Shares and Units outstanding used in calculating this percentage assumes that all Shares and Units that each person has the right to acquire within 60 days of the record date (pursuant to the exercise of options or upon the redemption or conversion of Company or Operating Partnership securities for or into for Shares or Units) are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(5)

Interstate, a partnership of which Messrs. Roth, Wight and Mandelbaum are the three general partners, owns 7,943,000 Shares. These Shares are included in the total Shares and the percentage of class for each of them and for Interstate. Messrs. Roth, Wight and Mandelbaum share voting power and investment power with respect to these Shares.

(6)

Includes 12,600 Shares owned by the Daryl and Steven Roth Foundation, over which Mr. Roth holds sole voting power and sole investment power. Does not include 36,000 Shares owned by Mr. Roth’s wife, as to which Mr. Roth disclaims any beneficial interest. Also includes shares issuable on the exercise of options that have been pledged by Mr. Roth to the Company as security for a loan granted by the Company as described below (which have a value at least twice that of the loan balance).

(7)

The number of Shares beneficially owned by the following persons includes the number of Shares indicated due to the vesting of options: Steven Roth—3,402,562; Michael D. Fascitelli—3,030,644; Robert H. Smith—19,769; David R. Greenbaum—299,892; Sandeep Mathrani—177,390, Joseph Macnow—15,039; and all trustees and executive officers as a group—7,232,003.

(8)

The number of Shares beneficially owned by the following persons includes the indicated number of shares of unvested restricted stock: Steven Roth—9,240; David Mandelbaum—185; Russell B. Wight, Jr.—185; Michael D. Fascitelli—7,400; Robert P. Kogod—185; Robert H. Smith—2,600; Ronald G. Targan—185; David R. Greenbaum—2,000; Sandeep Mathrani—12,881; Joseph Macnow—1,476; Richard R. West—185; Anthony W. Deering—185; Michael Lynne—185 and all trustees and executive officers as a group—41,861. The named persons may direct the voting of their unvested restricted Shares. The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested OPP Units (as defined below) as indicated: Steven Roth—4,688; Michael D. Fascitelli—4,688; David R. Greenbaum—833; Sandeep Mathrani—1,250; Joseph Macnow—1,042; and all trustees and executive officers as a group—16,667. The number of Shares and Units (but not the number of Shares alone) beneficially owned by the following persons also includes the number of vested Restricted Units (as defined below) as indicated: Steven Roth—9,983; Michael D. Fascitelli—9,900; David R. Greenbaum—1,233; Sandeep Mathrani—822; Joseph Macnow—2,683; Anthony W. Deering—2,804; Michael Lynne—2,804; Candace K. Beinecke—2,804; and all trustees and executive officers as a group—41,034. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested OPP Units as indicated: Steven Roth—192,980; Michael D. Fascitelli—192,980; David R. Greenbaum—34,308; Sandeep Mathrani—51,461; Joseph Macnow—42,883; and all trustees and executive officers as a group—686,150. The number of Shares or Units beneficially owned by the following persons does not include the number of unvested Restricted Units as indicated: Steven Roth—39,935; David Mandelbaum—263; Russell B. Wight, Jr.—263; Michael D. Fascitelli—39,606; Robert H. Smith—0; Robert P. Kogod—263; Ronald G. Targan—263; David R. Greenbaum—4,936; Sandeep Mathrani—3,291; Joseph Macnow—10,735; Richard R. West—263; Anthony W. Deering—263; Michael Lynne—263; Candace K. Beinecke—0; and all trustees and executive officers as a group—132,372.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	10

(9)	The address of such person(s) is c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019.

(10)

Includes 19,800 Shares owned by the Wight Foundation, over which Mr. Wight holds sole voting power and sole investment power. Does not include 2,000 Shares owned by children of Mr. Wight and 17,000 Shares owned by Mr. Wight’s wife. Mr. Wight disclaims any beneficial interest in these Shares.

(11)	The number of Shares beneficially owned by Mr. Fascitelli does not include 3,013 Shares owned by children of Mr. Fascitelli.

(12)	Includes 34,717 Units as to which Mr. Kogod and Mr. Smith share investment power.

(13)

Does not include 205,063 Shares and 130,952 Units owned by Mr. Kogod’s wife. Mr. Kogod disclaims any beneficial interest in these Shares and Units. Includes 1,060,532 Units as to which Mr. Kogod shares investment power with his wife and/or children.

(14)

Does not include 488,535 Shares and Units owned or controlled by Mr. Smith’s wife (including 52,000 Shares and 188,920 Units in a trust controlled by Mr. Smith’s wife). Mr. Smith disclaims any beneficial interest in these Units. Includes 1,131,300 Units as to which Mr. Smith shares investment power with his wife.

(15)

Includes 47,948 Units as to which Mr. Greenbaum shares investment power with his wife. Does not include 16,909 Units owned by his wife and 78,060 Units owned by his children in each case in which Mr. Greenbaum disclaims any beneficial interest.

(16)	Mr. Macnow and his wife jointly own 77,347 of these Shares, which are pledged as security for loans from third parties.

(17)	Dr. West and his wife own 3,000 of these Shares jointly. Also included are 1,385 Shares into which 1,000 Series A preferred shares of beneficial interest owned by Dr. West are convertible.

(18)

According to an amendment to Schedule 13G jointly filed on February 27, 2008, The Vanguard Group, Inc., either directly or through affiliates, beneficially owns and has dispositive power with respect to 8,800,918 Shares and its affiliate Vanguard Fiduciary Trust Company beneficially owns and has vesting power with respect to 36,660 Shares.

(19)

According to an amendment to Schedule 13G jointly filed on February 5, 2008, Barclays Global Investors, N.A., Barclays Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG, as a group, control these Shares.

(20)

According to an amendment to Schedule 13G jointly filed on February 14, 2005, Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. beneficially own and have sole dispositive power with respect to 7,835,874 Shares. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc. and a 50% interest in Houlihan Rovers SA, an investment adviser that owns 37,218 Shares over which shares there is shared dispositive power.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	11

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, certain classes of our equity securities with the SEC. Such trustees, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports they file.

Based solely on a review of the Forms 3, 4 and 5, and any amendments thereto, furnished to us, and on written representations from certain reporting persons, we believe that the only filing deficiencies under Section 16(a) by our trustees, executive officers and 10% shareholders in the year ended December 31, 2007 are as follows:

(a)	two late filings by Robert P. Kogod, a trustee, with respect to one transaction on a Form 4, and one Form 5 filing pertaining to 10 transactions;
(b)	one late filing by Robert H. Smith, a trustee, with respect to one Form 5 filing pertaining to 15 transactions;
(c)	one late filing by Dr. Richard R. West, a trustee, with respect to four transactions; and
(d)	one late filing by Mitchell N. Schear, an executive officer, with respect to one transaction.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	12

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Program

We believe that the quality, skills and dedication of our senior executive officers are critical factors affecting the long-term value of our company. Our key compensation goals are to attract world-class executive talent; retain our key leaders; reward past performance; provide an incentive for future performance; and align our executives’ long-term interests with those of our investors. We use a variety of compensation elements to achieve these goals, including base salary, annual bonuses, options, Restricted Shares, Restricted Units and out-performance units, all of which we discuss in detail below.

Implementing Our Objectives

Our decisions on senior executive officer compensation are based primarily upon our assessment of each executive’s leadership, operational performance and potential to enhance long-term shareholder value. We rely upon our judgment about each individual—and not on rigid formulas or short-term changes in business performance—in determining the amount and mix of compensation elements. Key factors affecting our judgment include: total return to shareholders during the year; actual performance compared to the financial, operational and strategic goals established for the executive’s operating division at the beginning of the year; the nature, scope and level of responsibilities; the contribution to the Company’s financial results, particularly with respect to key metrics such as earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations (“FFO”), and the contribution to the Company’s commitment to corporate responsibility, including success in creating a culture of unyielding integrity and compliance with applicable laws and our ethics policies. We also consider each executive’s current salary and prior-year bonus, the value of an executive’s equity stake in the Company, and the appropriate balance between incentives for long-term and short-term performance and the compensation paid to the executive’s peers within the Company. We also consider competitive market compensation paid by other companies that operate in our business or that compete for the same talent pool, such as other S&P 500 REITS, other real estate companies operating in our core markets and, in some cases, investment banking, hedge fund and private equity firms. However, we do not tie our compensation decisions to any particular range or level of total compensation paid to executives at these companies. In addition, while we encourage alignment with shareholders’ interests through long-term, equity-based compensation, we have no pre-established target for the allocation of compensation between cash and non-cash or short-term and long-term incentive elements. We apportion cash payments and equity incentive awards as another tool to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for executives and other employees. The factors we consider in evaluating compensation for any particular year may not be applicable to determinations in other years. In addition, typically, our Chief Executive Officer and President receive a higher proportion of their compensation in the form of equity than our other senior executives. This allocation is based on (1) the relative seniority of these executives; and (2) a determination that these executives should have a greater proportion of their compensation in a form that aligns further their interests with those of shareholders. We believe the most important indicator of whether our compensation objectives are being met is whether we have motivated our named executives to deliver superior performance and retained them to continue their careers with us on a cost-effective basis.

Role of the Corporate Governance and Nominating Committee, the Compensation Committee, the CEO and the President

The Corporate Governance and Nominating Committee of our Board is responsible for evaluating potential candidates for executive positions, including the Chief Executive Officer, and for overseeing the development of executive succession plans. The Compensation Committee of our Board (1) reviews and approves the compensation of our officers and other employees whose total compensation exceeds $200,000 per year, (2) administers our incentive compensation and other equity-based plans, and (3) regularly evaluates the effectiveness of our overall executive compensation program.

As part of this responsibility, the Compensation Committee oversees the design, development and implementation of the compensation program for our Chief Executive Officer, our President and our other named executives. The Compensation Committee evaluates the performance of our Chief Executive Officer and our President and sets their compensation. Our Chief Executive Officer, our President and the Compensation Committee together assess the performance of our named executives and determine their compensation, based on the initial recommendations of our Chief Executive Officer and our President. The other named executives do not play a role in determining their own compensation, other than discussing individual performance objectives with our Chief Executive Officer and our President.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	13

In support of these responsibilities, members of our senior management in conjunction with other senior executives, have the initial responsibility of reviewing the performance of the employees reporting to him or her and recommending compensation actions for them.

This process involves multiple meetings among our Chief Executive Officer, our President and our Compensation Committee. Typically, in the third and fourth quarter of each year, these parties meet to discuss and establish an overall level of compensation for the year and the base compensation for the following year. For 2007 as has been our normal practice, our President obtained individual recommendations from division heads as to compensation levels for those persons reporting to the division heads. These recommendations are discussed among our President and the division heads prior to a recommendation being presented to the Compensation Committee. For our senior executives other than the Chief Executive Officer and President, recommendations are prepared based upon discussions among the Compensation Committee, our Chief Executive Officer and our President. These recommendations are based upon our objectives described above and may include factors such as information obtained from the compensation consultants. Our Chief Executive Officer and President discuss these recommendations with these other senior executives in one-on-one meetings. After these discussions, certain allocations or other aspects of compensation may be revised to some degree and the revised recommendations are presented to the Compensation Committee for review and, ultimately, through a continued process, approval. The compensation of our Chief Executive Officer and President is determined in accordance with a similar process involving direct discussions among the Compensation Committee and our Chief Executive Officer and President. Historically, except for OPP awards, specific performance targets are not used in determining compensation.

Role of Compensation Consultants

We and the Compensation Committee also consult with one or more executive compensation experts, from time to time, and consider the compensation levels of companies within our industry and other industries that compete for the same talent. Neither we nor the Compensation Committee has maintained any long-term contractual relationship with any compensation consultant. Periodically, we have retained compensation consultants to assist in the design of programs that affect senior executive compensation, most recently in the development of our out-performance plan (described below). Currently, the Compensation Committee has retained a compensation consultant, Watson Wyatt & Company, to provide assistance in reviewing our overall compensation plan, its objectives and implementation. In 2007, Watson Wyatt was directed to review our overall compensation process and comparative compensation levels for senior executive officers and our Trustees. Based upon Watson Wyatt’s recommendations, certain changes were made to our compensation process, including additional meetings of the Compensation Committee in 2007. In addition, Watson Wyatt prepared two analyses of compensation levels at companies it determined to be comparable: one for Trustees and one for senior executives. The companies used for comparison in the case of Trustee compensation were: Archstone-Smith Trust; Boston Properties, Inc.; CB Richard Ellis Group, Inc.; Equity Residential; General Growth Properties, Inc.; Host Hotels & Resorts, Inc.; ProLogis; Simon Property Group, Inc.; and Thornburg Mortgage, Inc. The companies used for comparison in the case of senior executive compensation were: BlackRock, Inc.; Boston Properties, Inc.; CB Richard Ellis Group, Inc.; Equity Residential; Franklin Resources, Inc. Host Hotels & Resorts, Inc.; Jefferies Group, Inc.; Jones Lang LaSalle Incorporated; Lazard Ltd.; Legg Mason, Inc.; ProLogis; Simon Property Group, Inc.; and SL Green Realty Corp. The consensus of the Compensation Committee was that the analyses were useful in indicating that our compensation levels were not out-of-line with these other companies.

Compensation Elements for Senior Executive Officers

The elements of our executive compensation program are set forth below. The factors we consider in making compensation awards for our senior executive officers are set forth above and are based upon a subjective, non-formulaic evaluation of senior executive and Company performance conducted by the Compensation Committee together with our Chief Executive Officer and President, which we discuss below. These factors are considered as a whole and no one factor is determinative of an executive’s compensation. Among the factors considered were our total return to shareholders during the year, the changes in the Company’s and the applicable division’s operating and performing metrics during the year (EBITDA and FFO), asset and personnel development and the other factors previously mentioned. Increases and allocations in 2006 and 2007 of various compensation elements to our named executive officers are based upon the results of these reviews. In several cases, as described below, some aspects of the compensation paid to our executives are affected by the terms of applicable employment agreements. In such cases, for instance, base salaries cannot be decreased during the employment term.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	14

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions as well as salaries paid to the executives’ peers within the Company. We set base salaries at a level designed to attract and retain superior leaders. Base salaries are typically reviewed every 12 months in the first quarter of each year in connection with annual performance reviews, and adjusted to take into account outstanding individual performance, promotions and competitive compensation levels.

Annual Bonus

We pay annual bonuses as a component of overall compensation as well as to provide an incentive and reward for superior performance. From time to time, we may pay additional special bonuses for superior performance. None of our current bonuses are (and only in rare cases are any) bonuses based on specific performance targets. Bonuses are paid in cash (or, from time to time, in equity interests), generally in the first quarter of each year, for the prior year’s performance. These bonuses are based upon our evaluation of each executive’s individual performance during the prior year in the context of our assessment of the overall performance of the Company and the executive’s business unit or function in meeting the budgeted financial and other goals established for the Company and the executive’s business unit or function. For our senior executives, the annual bonuses paid to them in 2007 (for 2006 performance) were in the form of Restricted Units and cash. As described below, we believe Restricted Units to be a tax-efficient form of compensation that continues to align the executive’s interests with those of our shareholders, and provides added retention through vesting conditions. Special bonuses are generally awarded in recognition of outstanding achievement with regard to specific events based upon an after-the-fact subjective evaluation of factors then deemed important by our Chief Executive Officer, President and Compensation Committee.

Options, Restricted Shares and Restricted Units

Also, generally in the first quarter of each year in connection with annual performance reviews, we make grants to the Company’s officers, including our senior executive officers of: options to purchase our common shares, Restricted Shares, and/or Restricted Units. The portion of the compensation, if any, allocated each year among these types of grants is determined by the Compensation Committee, in conjunction with our Chief Executive Officer and our President, taking into account our overall compensation objectives. These grants are intended to serve as incentives for our superior performers to remain with us and continue that performance. Generally, unvested equity grants are forfeited if the executive leaves the Company, however, options fully vest if an executive departs the Company after the age of 65 or his or her employment is terminated due to a disability prior to retirement and all equity awards automatically vest on death or upon a change of control. All equity grants are accounted for in accordance with Statement of Financial Accounting Standards 123R-Share Based Payment (“SFAS 123R”).

Upon vesting, each option permits the executive, for a period of ten years from the original grant date, to purchase the stated number of common shares from the Company at an exercise price per share determined on the date of grant. Options have value only to the extent the price of our shares on the date of exercise exceeds the applicable exercise price. Options generally become exercisable in five equal annual installments beginning approximately one year after the grant date. On March 31, 2008, in connection with our annual review of compensation, our senior executives were granted options with an exercise price 17.5% in excess of the average of the high and low price of our Shares on the New York Stock Exchange on that date. We believe that this grant of “out-of-the-money” options serves to further align the interests of our senior executives with the long-term interests of our shareholders.

“Restricted Shares” are grants of our common shares that generally vest in five equal annual installments beginning approximately one year after the grant date. “Restricted Units” are grants of limited partnership interests in Vornado Realty L.P., our operating partnership through which we conduct substantially all of our business. These units also generally vest in five equal annual installments beginning approximately one year after the grant date and are exchangeable on a one-for-one basis into Vornado Realty L.P.’s Class A common units, and then for our common shares, in certain circumstances. Restricted Units are intended to also provide recipients with better income tax attributes than Restricted Shares. During the restricted period, each Restricted Share or Restricted Unit entitles the recipient to receive payments from the Company equal to the dividends on one of our common shares.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	15

Out-Performance Units

A principal component of our long-term equity incentives has been our out-performance plans. In 2006 and again in March of 2008, our Compensation Committee approved the adoption of an out-performance plan. These plans are designed to provide compensation in a “pay for performance” structure. Awards under our out-performance plans are a separate class of units (collectively referred to as “OPP Units”) of the Company’s operating partnership, Vornado Realty L.P., issued under our 2002 Omnibus Share Plan, as amended. If the specific performance objectives of these out-performance plans are achieved as determined by our Compensation Committee, the OPP Units become convertible into Class A common units of Vornado Realty L.P. (and ultimately into our Shares) following vesting, and their value fluctuates with changes in the value of our Shares. If the performance objectives are not met, the OPP Units are cancelled. Generally, unvested OPP Units are forfeited if the executive leaves the Company, except that OPP Units vest automatically on death or upon a change of control. OPP Units are intended to also provide recipients with better income tax attributes than grants of options. All grants under our OPP Plans are accounted for in accordance with SFAS 123R.

The out-performance plan approved in 2006 (the “2006 OPP Plan”) was adopted as part of our regular annual evaluation of executive performance and compensation for 2005 performance. Under the 2006 OPP Plan, the Company’s senior management and approximately 45 of our other officers received the opportunity to share in a performance pool if our total return to shareholders for the three-year period from March 15, 2006 to March 14, 2009 were to exceed a cumulative 30%, including both share appreciation and dividends paid. These performance targets were fully achieved as of January 12, 2007 in accordance with the OPP Plan provisions. The size of the pool was 10% of the out-performance return amount in excess of the 30% benchmark, subject to a maximum aggregate award equal to $100 million. Once the performance targets were met, the receipt of the applicable awards became subject only to time-based vesting. However, the value of these awards fluctuates with changes in the value of our Shares. Compensation earned under the program vests 33-1/3% on each of March 15, 2009, 2010 and 2011. The grants under the 2006 OPP Plan were not a factor in determining compensation earned for 2007. We refer to grants under the 2006 OPP Plan as “2006 OPP Units.”

The Compensation Committee approved a new $75 million out-performance plan in March of 2008 (the “2008 OPP Plan”) that requires achievement against both absolute and relative thresholds. The 2008 OPP Plan establishes a potential performance pool in which our senior management (and approximately 70 of our other officers) has the opportunity to share in that performance pool’s value if the total return to our shareholders (“TRS”), resulting from both share appreciation and dividends, for the four-year period from March 31, 2008 to March 31, 2012 exceeds the absolute and/or relative hurdles described below. We established $86.20 per Share as the initial value from which to determine TRS. This amount is a .93% premium to the trailing 10-day average closing price for our Shares on the date the plan was adopted and is also the exercise price for options granted to non-senior management in 2008.

•	Absolute Component: 40% cumulative TRS over the four-year period, or 10% simple return per annum over that period (the “Absolute Threshold”).
•

Relative Component: In addition to the Absolute Threshold, the value of grants under the 2008 OPP Plan (the “2008 OPP Units”) increases to the extent the TRS exceeds the total return for the four-year measurement period achieved by the SNL Equity REIT Index and decreases (to potentially no value) if the TRS is less than the total return for the SNL Equity REIT Index for that measurement period (the “Relative Threshold”). Furthermore, if the TRS for the measurement period does not exceed the Absolute Threshold but does exceed the Relative Threshold, any value of the 2008 OPP Plan is reduced proportionately so that at a 10% annual TRS to the Company shareholders (the full Absolute Threshold) the participants would be entitled to 100% of the value earned under the 2008 OPP Plan and at a 7% annual TRS to the Company shareholders, the 2008 OPP Plan would have no value.

The size of the outperformance pool for the 2008 OPP Plan will be 6% of the aggregate “out-performance return” subject to a maximum total award of approximately $75 million (the “Maximum Award”). The “out-performance return” is comprised of (i) 3% of the total dollar value of the Company’s TRS in excess of that calculated using the Absolute Threshold plus (ii) 3% of the total dollar value of the Company’s TRS in excess of that calculated using the Relative Threshold over the four-year performance period. In the event that the Relative Component creates a negative award because the Company underperformed the SNL Equity REIT Index, the value of any out-performance award potentially earned under the Absolute Component will be reduced dollar for dollar. The size of this out-performance pool, if any, will

2008 PROXY STATEMENT	VORNADO REALTY TRUST	16

be determined based on the highest 30-day trailing average price of our Shares during the final 150 days of the four-year period.

The 2008 OPP Plan also provides for two interim measurement periods (the “Interim Periods”) in addition to the four-year aggregate period: (a) one for a period consisting of the first two years of the plan and (b) one for a period consisting of the second two years of the plan. For each Interim Period, participants may be entitled to share in 40% ($30,000,000) of the total possible performance pool if the performance thresholds have been met on a pro rated basis based on performance over the applicable two-year period. If the performance hurdles are not met for the first Interim Period, participants will still be able to earn awards for (a) the second Interim Period based upon a TRS achieved based on the market price of our Shares at the beginning of the second Interim Period (but which comparison price will not be less than the price used at the start of the 2008 OPP Plan less aggregate dividends paid to that date from the start of the plan) or (b) for the cumulative four-year period if the four-year TRS performance hurdles are met. In no event will the aggregate awards exceed the Maximum Award. The size of any out-performance pool for an Interim Period will be determined based on the highest 30-day trailing average price of our Shares during the final 120 days of the applicable Interim Period.

Compensation earned under the program (including any awards earned for the Interim Periods), will vest 50% on March 31, 2012 and 50% on March 31, 2013. Individual awards will be made in the form of OPP Units. Based on percentage interests in the 2008 OPP Plan, the maximum earnable number of OPP Units awarded under the plan, to our named executive officers is as follows: Steven Roth, 143,294; Michael D. Fascitelli, 143,294; David R. Greenbaum, 52,541; Joseph Macnow, 38,212; and Sandeep Mathrani, 42,988. During the course of the performance period, participants will be entitled to 10% of any regular quarterly dividends paid on a Share for every 2008 OPP Unit granted, regardless of whether such unit is ultimately earned. The actual number of 2008 OPP Units issued is subject to the determination of the performance pool referred to above and Compensation Committee approval. The number of units referenced above as “awarded” is an estimate of the maximum number of possible 2008 OPP Units that may possibly be earned and is not a projection of the number of OPP Units each participant may actually earn.

Nonqualified Deferred Compensation Plans

We maintain two nonqualified deferred compensation plans, the Vornado Realty Trust Nonqualified Deferred Compensation Plan (“Plan I”) and the Vornado Realty Trust Nonqualified Deferred Compensation Plan II (“Plan II”; collectively, the “Plans”). Plan I and Plan II are substantially similar, except that Plan II, which applies to deferrals on and after January 1, 2005, is designed to comply with the deferred compensation restrictions of Section 409A of the Internal Revenue Code of 1986, as amended.

Employees having annual compensation of at least $200,000 are eligible to participate in Plan II, provided that they qualify as “accredited investors” under securities laws. Members of our Board of Trustees are also eligible to participate. To participate, an eligible individual must make an irrevocable election to defer at least $20,000 of his or her compensation per year. Participant deferrals are always fully vested. The Company is permitted to make discretionary credits to the Plans on behalf of participants, but as yet has not done so. Deferrals are credited with earnings based on the rate of return of specific security investments or various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities.

Participants may elect to have their deferrals credited to a “Retirement Account” or a “Fixed Date Account.” Retirement Accounts are generally payable following retirement or termination of employment. Fixed Date Accounts are generally payable at a time selected by the participant, which is at least two full calendar years after the year for which deferrals are made. Participants may elect to receive distributions as a lump sum or in the form of annual installments over no more than ten years. In the event of a change in control of the Company, all Accounts become immediately payable in a lump sum. Plan I also permits a participant to withdraw all or a portion of his or her Accounts at any time, subject to a 10% withdrawal penalty.

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Retirement and 401(k) Plans

Our defined benefit retirement plan was frozen for new participants and benefits in 1997 and is being terminated in 2008. Of the named executives, only Messrs. Roth, Fascitelli and Macnow are participants. The amounts payable to these persons is set forth below under “Employee Retirement Plan.” We offer a 401(k) Retirement Plan to all of our employees for whom we provide matching contributions (up to 75% of the statutory maximum but not more than 7.5% of cash compensation) which vest over five years. We do not have any other retirement plan. These plans are not a factor in our current compensation determinations.

Perquisites and Other Compensation

We provide our senior executive officers with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. These perquisites may include: use of a Company car and a driver; financial counseling and tax preparation services; and supplemental life insurance. The costs of these benefits constitute a small percentage of any applicable executive’s overall compensation.

Basis for Chief Executive Officer Compensation

Cash compensation

Mr. Roth’s base salary of $1,000,000 was established in March 2001 and remains unchanged. Mr. Roth’s bonuses for 2007 and 2006 (granted in 2008 and 2007, respectively) were principally in the form of equity. His total cash compensation for 2007 was $1,009,500 and for 2006 was $1,000,000.

Equity compensation

Mr. Roth’s bonus (granted in 2008) for 2007 performance was $1,087,500 (fair market value at the date of grant) in the form of Restricted Units of Vornado Realty L.P. In 2007, Mr. Roth was granted a bonus (for 2006 performance) of $1,087,500 (fair market value at the date of grant) in the form of Restricted Units in Vornado Realty L.P.

For 2007 performance, Mr. Roth was also granted (in 2008): (a) 143,294 OPP Units; and (b) a 10-year option to acquire 700,000 Shares at an exercise price of $103.00 per share. The Compensation Committee determined that these options granted to Mr. Roth will vest over five years (subject to continued service) and will not vest automatically upon retirement after reaching the age of 65. For 2006 performance, Mr. Roth was granted (in 2007) (1) an award of $1,939,375 (fair market value at the date of grant) in the form of Restricted Units and (2) a 10-year option to acquire 89,732 Shares at an exercise price of $121.58 per share.

Mr. Roth’s salary, bonus and other equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered were our total return to shareholders during the year, the strategic position of the Company, the changes in the Company’s operating and performing metrics during the year (EBITDA and FFO) and the other factors previously mentioned. These factors were considered as a whole and no numerical weight was attributed to any particular factor. The majority of Mr. Roth’s compensation is in the form of equity to further align his interests with those of our shareholders.

We believe that Mr. Roth’s cash and equity compensation in and for 2007 appropriately reflects his and the Company’s performance, measured both objectively and subjectively, and the Company’s strategic growth position at the time such compensation was determined.

Basis for Compensation of Other Named Executives

For our other named executive officers (Messrs. Fascitelli, Greenbaum, Macnow and Mathrani), such executive’s salary, bonus and other equity awards were based on an evaluation of those factors previously described and were approved by the Compensation Committee. Among the factors considered were our total return to shareholders during the year, the strategic position of the Company, the changes in the Company’s operating and performing metrics during the year (EBITDA and FFO) and the other factors previously mentioned. With regard to Messrs. Fascitelli and Macnow (our President and Chief Financial Officer, respectively), we considered these factors as they apply to our Company as a whole as their responsibilities are company-wide. For Mr. Fascitelli as our President, we determined that the majority of his compensation should be in the form of equity to further align his interests with those of our shareholders. For Messrs. Greenbaum and Mathrani, we also considered these factors as they pertain to the applicable operating division of which such executive is the head. Mr. Greenbaum is the President of our New York Office Division, and Mr. Mathrani is our Executive Vice President—Retail. In all cases, these factors were considered as a whole and no numerical weight was attributed to any particular factor.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	18

Other Compensation Policies and Practices

Equity Grant Practices

All equity-based compensation awards are made under our 2002 Omnibus Share Plan, as amended, which our shareholders approved in 2002 and as amended in 2006. This plan limits total shares that may be issued pursuant to awards to 10,000,000 of our common shares. The exercise price of each stock option awarded to our senior executives must be no less than the average of the high and low price or our common shares on the New York Stock Exchange on the date granted by the Compensation Committee. The vast majority of our equity awards are determined and granted in the first quarter of each year, at the same time as management and the Compensation Committee conclude their evaluation of the performance of our senior executives as a group and each executive individually. In addition and from time to time, additional equity awards may be granted in connection with new hires or promotions. We have never repriced options.

Share Ownership Guidelines

As our senior executives generally have significant personal investments in our equity securities, we have not established any policy regarding security ownership by management. In accordance with Federal securities laws, we prohibit short sales by our executive officers of our equity securities.

Employment, Severance and Change of Control Agreements

We do, from time to time, enter into employment agreements with some of our senior executive officers, which we negotiate on a case-by-case basis in connection with a new employment arrangement or a new agreement governing an existing employment arrangement. Otherwise, our senior executives and other employees serve “at will.” Except as may be provided in these employment agreements or pursuant to our compensation plans generally, we have not entered into any separate severance or change of control agreements. For those of our senior executives who have employment agreements, these agreements generally provide for a severance payment (for termination by us without cause or by the executive with good reason (each as defined in the applicable employment agreement and further described below under “Employment Contracts”)) and change of control payment (if employment is terminated following a change of control) in the range of one to three times the applicable executive’s annual salary and bonus. In addition, the agreements evidencing awards under the Company’s 2002 Omnibus Share Plan, as amended, generally provide that equity grants will vest automatically on a change of control. These change of control arrangements are designed to compensate management in the event of a fundamental change in the Company, their employer, and to provide an incentive to these executives to continue with the Company at least through such time. Severance and change of control arrangements do not generally affect other compensation arrangements for a particular period. A more complete description of employment agreements, severance and change of control arrangements pertaining to named executives and officers is set forth under “Employment Contracts” and “Severance and Change of Control Arrangements.”

Tax Deductibility of Compensation

The tax efficiency of compensation is one of many factors that enter into the design of our compensation programs. We look at a combination of the rates at which our executives will be taxed and the value of any deduction that we may be entitled to when developing our approach to compensation. We believe that the limitation of Section 162(m) of the Internal Revenue Code (which limits the corporate tax deduction for certain executive officer compensation that exceeds $1 million a year) does not apply to most of the compensation we paid to our Covered Executives for 2006 and only a small portion of their compensation may not be deductible due to that limitation.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	19

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Committee Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Compensation Committee of the Board of Trustees:

DR. RICHARD R. WEST

MICHAEL LYNNE

RONALD G. TARGAN

2008 PROXY STATEMENT	VORNADO REALTY TRUST	20

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by each of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2007 and 2006 (the “Covered Executives”).

Summary Compensation Table

						Non-	Changes in
						Equity	Pension Value
				Restricted		Incentive Plan	and Non-qualified	All Other
Name and			Cash	Share/Unit	Option	Compen-	Deferred	Compen-
Principal		Salary	Bonus	Awards	Awards	sation	Compensation	sation
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	Earnings ($)(4)	($)(5)	Total ($)

Steven Roth Chairman and Chief Executive Officer (Principal Executive Officer)	2007 2006	1,000,000 1,000,000	9,500 —	5,330,804 3,111,767	321,033 125,202	— —	40,749 38,653	263,984 240,032	6,966,070 4,515,654
Michael D. Fascitelli President	2007 2006	1,000,000 1,000,000	9,500 —	5,179,786 2,974,507	287,769 100,270	— —	454 357	258,186 219,007	6,735,695 4,294,141
David R. Greenbaum President New York Office Division	2007 2006	1,000,000 1,000,000	759,500 500,000	909,728 516,700	68,766 27,100	— —	— —	225,375 229,904	2,963,369 2,273,704
Joseph Macnow Executive Vice President Finance and Administration and Chief Financial Officer (Principal Financial Officer)	2007 2006	1,000,000 1,000,000	309,500 250,000	1,276,491 699,529	61,666 20,000	— —	20,739 17,355	241,723 284,065	2,910,119 2,270,949
Sandeep Mathrani Executive Vice President Retail Division	2007 2006	1,000,000 1,000,000	1,009,500 1,000,000	1,330,833 913,759	1,284,538 727,130	— —	— —	105,362 102,222	4,730,233 3,743,111

(1)	The information provided includes bonuses for services that are rendered in the year indicated and are awarded in the first quarter of the next succeeding year.

(2)

Information presented in this column reflects the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year. Such amounts were recognized in accordance with SFAS 123R and includes amounts for awards made pursuant to our 2002 Omnibus Share Plan and thus includes amounts from awards granted in and prior to 2006. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Annual Report on Form 10-K (the “Form 10-K”) for the applicable fiscal year as filed with the SEC. Dividends are paid on both the vested and unvested portion of restricted share and restricted unit awards.

(3)

Information presented in this column reflects the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year in accordance with SFAS 123R and includes amounts for awards made pursuant to our 2002 Omnibus Share Plan and thus includes amounts from awards granted in and prior to such fiscal year. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnote 11 to our consolidated financial statements included in our Form 10-K for the applicable fiscal year as filed with the SEC.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	21

(4)

Included in this column is the actuarial increase in the present value of the applicable executive’s benefits under the Vornado Realty Trust Retirement Plan, a defined benefit pension plan (which is currently frozen). The change in value was determined using interest and mortality rate assumptions consistent with those used in our financial statements. There were no earnings on amounts in the Vornado Realty Trust Nonqualified Deferred Compensation Plan which were determined to be above-market or preferential, as defined in the rules and regulations of the SEC.

(5)	See the All Other Compensation table for additional information.

All Other Compensation Table

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Year	Use of Car and Driver ($)(1)	Supplemental Life Insurance Premiums ($)	Reimbursement For Medical / Dental Not Covered ($)	Tax and Financial Planning Assistance Per Employment Contract ($)	Total ($)

Steven Roth	2007 2006	215,779 191,536	48,205 48,496	— —	— —	263,984 240,032
Michael D. Fascitelli	2007 2006	227,881 190,380	15,305 13,627	— —	15,000 15,000	258,186 219,007
David R. Greenbaum	2007 2006	182,557 187,240	17,818 17,664	10,000 10,000	15,000 15,000	225,375 229,904
Joseph Macnow	2007 2006	141,447 184,127	85,276 84,938	—	15,000 15,000	241,723 284,065
Sandeep Mathrani	2007 2006	100,327 97,187	5,035 5,035	—	—	105,362 102,222

(1)

For each applicable fiscal year, each of the Covered Executives was provided with a car and driver. Each Covered Executive has used the car and driver for both business and personal purposes and the amounts shown for such executive reflect the aggregate incremental cost to the Company for the car, driver and related expenses without allocating costs between business and personal uses.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	22

Grants of Plan-Based Awards in 2007

The following table lists all grants of plan-based awards to the Covered Executives made in 2007 and their grant date fair value.

		Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Share/Unit Awards: Number of Shares of Stock or Units (#) (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Awards ($) (3)

	Grant Date	Target (#)
Name

Steven Roth	3/7/07	—	34,340	89,732	121.58	4,202,676
Michael D. Fascitelli	3/7/07	—	33,928	85,914	121.58	4,116,360
David R. Greenbaum	3/7/07	—	6,169	19,092	121.58	793,903
Joseph Macnow	3/7/07	—	8,225	19,092	121.58	975,183
Sandeep Mathrani	3/7/07	—	4,113	19,092	121.58	612,622
	8/17/07	—	—	400,000	104.49	4,667,893

(1)

The information presented in this column represents the number of Restricted Units that were granted to the Covered Executives. These Restricted Units vest ratably over five years beginning in 2008. Restricted Units are a separate class of units in Vornado Realty L.P. which will be convertible into Class A common units of Vornado Realty L.P. and will be ultimately redeemable for our Shares on a one-for-one basis. On March 31, 2008, the Covered Executives were granted the following numbers of Restricted Units that vest ratably over five years beginning in 2008: Steven Roth, 17,117; Michael D. Fascitelli, 17,117; David R. Greenbaum, 8,559; Joseph Macnow, 9,129; and Sandeep Mathrani, 3,423.

(2)

The exercise price of all options shown in the table is the average of the high and low price of our shares on the New York Stock Exchange on the date of grant. The options granted on March 7, 2007 vest ratably over five years beginning in 2008. The options awarded to Mr. Mathrani on August 17, 2007 represent options granted pursuant to the terms of his employment agreement with us, dated February 22, 2005. One-third of these options will vest in each of 2010, 2011 and 2012. On March 31, 2008, the Covered Executives were granted options to acquire the following number of Shares at an exercise price of $103.00 per Share (a 17.5% premium to the market value of our Shares on the date of grant), respectively: Steven Roth, 700,000; Michael D. Fascitelli, 700,000; David R. Greenbaum, 400,000; Joseph Macnow, 100,000; and Sandeep Mathrani, 100,000. These options vest ratably over five years beginning in 2009. Also on March 31, 2008, the Covered Executives were granted the following maximum earnable number of OPP Units under our 2008 OPP Plan, respectively: Steven Roth, 143,294; Michael D. Fascitelli, 143,294; David R. Greenbaum, 52,541; Joseph Macnow, 38,212; and Sandeep Mathrani, 42,988.

(3)

The amounts presented reflect the full grant date fair value of equity awards (calculated pursuant to SFAS 123R) granted to the Covered Executives in 2007. The full grant date fair value is the amount we would expense in our consolidated financial statements over the award’s vesting schedule. For additional information on the value assumptions, refer to footnote 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	23

Outstanding Equity Awards at Year-End

The following tables summarize the number and value of equity awards held at December 31, 2007 and the aggregate option exercises and shares vested in 2007 by the Covered Executives. Pursuant to the terms of our 1993 and 2002 Omnibus Share Plans (each, as amended), the exercise price and number of shares underlying options originally made at any date of grant may be adjusted to compensate the holder for special or extraordinary dividends that may be subsequently declared. The following table reflects such adjustments.

	Option Awards				Share and Unit Awards
Name and Applicable Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven Roth
3/7/07 (1)		89,732	121.58	3/7/17
3/7/07 (1)					34,340	3,020,203
4/25/06 (1)					12,463	1,096,121
4/25/06 (2)					192,980	16,972,591
2/8/05 (1)					6,930	609,494
2/8/05 (1)	46,840	70,262	70.30	2/8/15
2/6/04 (1)					9,240	812,658
1/28/03 (1)					7,500	659,625
1/28/02 (3)	265,061		41.29	1/28/12
1/28/02 (3)	249,419		41.40	1/28/12
1/28/02 (3)	248,704		41.52	1/28/12
3/2/00 (3)	1,530,704		30.16	3/2/10
2/16/99 (3)	1,020,468		32.89	2/16/09
Michael D. Fascitelli
3/7/07 (1)		85,914	121.58	3/7/17
3/7/07 (1)					33,928	2,983,968
4/25/06 (1)					12,463	1,096,121
4/25/06 (2)					192,980	16,972,591
2/8/05 (1)					5,550	488,123
2/8/05 (1)	37,512	56,271	70.30	2/8/15
2/6/04 (1)					7,400	650,830
1/28/03 (1)					6,000	527,700
1/28/02 (3)	265,061		41.29	1/28/12
1/28/02 (3)	249,419		41.40	1/28/12
1/28/02 (3)	248,704		41.52	1/28/12
3/2/00 (3)	1,428,658		30.16	3/2/10
2/16/99 (3)	765,351		32.89	2/16/09
David R. Greenbaum
3/7/07 (1)		19,092	121.58	3/7/17
3/7/07 (1)					6,169	542,564
4/25/06 (2)					34,308	3,017,389
2/8/05 (1)					1,500	131,925
2/8/05 (1)	10,137	15,208	70.30	2/8/15
2/6/04 (1)					2,000	175,900
1/28/03 (1)					1,500	131,925
1/28/02 (3)	48,211		41.29	1/28/12
1/28/02 (3)	39,557		41.40	1/28/12
1/28/02 (3)	39,444		41.52	1/28/12
3/2/00 (3)	589		30.16	3/2/10
2/16/99 (3)	153,067		32.89	2/16/09
1/12/98 (3)	153,068		44.40	1/12/08

(table continued on following page)

2008 PROXY STATEMENT	VORNADO REALTY TRUST	24

	Option Awards				Share and Unit Awards
Name and Applicable Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Macnow
3/7/07 (1)		19,092	121.58	3/7/17
3/7/07 (1)					8,225	723,389
7/27/06 (2)					4,288	377,130
4/25/06 (2)					38,595	3,394,430
4/25/06 (1)					4,155	365,432
2/8/05 (1)					1,107	97,361
2/8/05 (1)	7,481	11,223	70.30	2/8/15
2/6/04 (1)					1,476	129,814
1/28/03 (1)					1,200	105,540
Sandeep Mathrani
8/13/07 (4)		400,000	104.99	8/13/17
3/7/07 (1)		19,092	121.58	3/7/17
3/7/07 (1)					4,113	361,738
4/25/06 (2)					51,461	4,525,995
3/13/06 (5)		200,923	93.73	3/13/16
3/5/05 (1)	3		41.42	3/5/15
2/8/05 (5)					16,836	1,480,726
2/8/05 (1)					1,200	105,540
2/8/05 (1)	2,656	12,167	70.30	2/8/15
2/8/05 (5)		304,167	70.30	2/8/15
2/6/04 (1)					1,600	140,720
1/28/03 (1)					1,200	105,540
3/5/02 (3)	179		41.44	3/5/12
(1)	These awards vest ratably over five years from the date of grant.
(2)

These awards of OPP Units vest ratably over three years beginning in March of 2009. Approximately 2.37% of the total OPP Unit award to each executive represents OPP Units earned as a result of dividends paid with respect to units that vested in January 2007.

(3)	These awards vested ratably over three years from the date of grant.
(4)	These awards vest ratably over three years beginning in August 2010.
(5)	These awards were made pursuant to Mr. Mathrani’s employment agreement entered into in 2005 and vest ratably over three years beginning in January of 2008.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	25

Aggregated Option Exercises in 2007 and Shares Vested

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(4)	Number of Shares Acquired on Vesting (#)(5)	Value Realized on Vesting ($)(4)(5)

Steven Roth (1)	1,205,705	67,859,695	22,234	2,719,095
Michael D. Fascitelli (2)	510,234	21,685,608	19,354	2,367,001
David R. Greenbaum	—	—	3,833	470,357
Joseph Macnow	—	—	4,388	535,619
Sandeep Mathrani (3)	1,434	39,650	3,650	448,862

(1)

Mr. Roth exercised options with respect to (a) 603,000 shares on October 12, 2007 with an exercise price of $44.40 per share and an average market price of $114.46 per share, and (b) 602,705 shares on December 21, 2007 with an exercise price of $44.40 per share and an average market price of $86.91. The expiration date for these options was January 12, 2008.

(2)

Mr. Fascitelli exercised options with respect to 510,234 shares on December 21, 2007 with an exercise price of $44.40 per share and an average market price of $86.91 per share. The expiration date for these options was January 12, 2008.

(3)	Mr. Mathrani exercised options with respect to 1,434 shares on November 14, 2007 with an exercise price of $70.30 per share and an average market price of $97.95 per share.

(4)

Values realized on exercise/vesting are based on: (1) for options, the difference between the exercise price and the average of the high and low price of our common shares on the applicable date if the resulting shares were held or, if the resulting shares were sold, the actual sale price for such shares; and (2) for Stock Awards, the average of the high and low price of our common shares on the date of vesting

(5)	Stock Awards includes awards of Restricted Stock, Restricted Units and OPP Units.

Employee Retirement Plan

Effective December 31, 1997, the Company froze its employee retirement plan, which provided retirement benefits to full-time employees of the Company. Benefits under the plan vested upon the completion of five years of service for all eligible employees. However, employees do not earn any additional benefits after December 31, 1997. In addition, no new participants are eligible to enter the frozen plan. Accordingly, the only covered executives who participate in the Plan are Messrs. Roth, Fascitelli and Macnow. Annual retirement benefits are equal to 1% of the participant’s base salary for each year of service. However, the portion of retirement benefits payable for service prior to plan participation is equal to 1% of the participant’s base salary as of December 31 of the year before the participant began to participate in the plan for each year of the participant’s past service.

The amounts shown below are the estimated annual benefits (payable in the form of a life annuity) for each of the Covered Executives who is a participant in the plan payable upon normal retirement at age 65. The estimated annual benefits payable at age 65 to these Covered Executives are set forth below:

Covered Executives	Number of Years of Credited Service	Estimated Annual Benefits Payable at Age 65	Net Present Value of Benefits
Steven Roth	17.8	$45,000	$511,279
Michael D. Fascitelli	1.1	$1,946	$8,018
Joseph Macnow	17.0	$29,000	$263,817

2008 PROXY STATEMENT	VORNADO REALTY TRUST	26

Deferred Compensation

The following table summarizes the contributions, earnings, withdrawals and balance for the Covered Executives for and at year-end 2007.

Non-Qualified Deferred Compensation (amounts in dollars)

Name	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year	Aggregate Earnings (Loss) in Last Fiscal Year (2)	Aggregate Withdrawals / Distributions	Aggregate Balance at 12/31/07(3)
Steven Roth	Deferred Compensation Plan	2,807,931	—	(138,453)	—	20,100,185
Michael D. Fascitelli	Deferred Compensation Plan	2,445,345	—	1,977,430	—	27,024,602
David R. Greenbaum	Deferred Compensation Plan	1,829,122	—	(24,378)	—	14,991,479
Joseph Macnow	Deferred Compensation Plan	295,700	—	(483,011)	—	2,835,517
Sandeep Mathrani	Deferred Compensation Plan	294,240	—	(232,270)	2,794,989	833,182

(1)

Reflects the following amounts for each of the Covered Executives which are reported as compensation to such Covered Executive in the Summary Compensation Table for 2007: Mr. Roth, $1,015,684; Mr. Fascitelli, $1,010,796; Mr. Greenbaum, $1,456,380; Mr. Macnow, $9,166; and Mr. Mathrani, $9,647. These amounts represent the deferred portion for each of such Covered Executive’s 2007 annual salary, restricted shares that vested in 2007, dividend equivalents and/or bonuses in 2007 for the prior year’s performance.

(2)

Contributions to the Non-Qualified Deferred Compensation Plan are credited with earnings based on the rate of return of various “benchmark funds” selected by the individual, some of which are based on the performance of the Company’s securities.

(3)

All amounts contributed by a Covered Executive in prior years have been reported in the Summary Compensation Tables in our previously filed proxy statements in the year earned to the extent he was a Covered Executive in such year for the purposes of the SEC’s executive compensation disclosure rules.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	27

EMPLOYMENT CONTRACTS

Michael D. Fascitelli

Mr. Fascitelli had an employment agreement that commenced on December 2, 1996, pursuant to which he joined the Company as President. The employment agreement had an initial term of five years and expired on December 31, 2001. Effective January 1, 2002, the Company entered into a new employment agreement with Mr. Fascitelli for a five-year period through December 31, 2006. Pursuant to the 2002 employment agreement on January 1, 2006, and on each January 1 thereafter, the employment term was and will be, automatically extended for one additional year unless either the Company or Mr. Fascitelli gives written notice not to extend the agreement, not less than 90 days before such date. The 2002 employment agreement provides that Mr. Fascitelli’s annual base salary will not be decreased during the term and is currently $1,000,000. In accordance with the terms of his employment agreement, Mr. Fascitelli has also been given the use of a Company automobile.

The 2002 employment agreement also provides that, if his employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices or the failure of the Company to comply with the terms of the agreement), (i) payment of his base salary shall continue for three years, offset in the second and third years for compensation received or deferred for services to any other employer, and (ii) benefits to him and his family shall continue for three years. The agreement further provides that, if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

David R. Greenbaum

Mr. Greenbaum has an employment agreement that commenced on April 15, 1997, pursuant to which he serves as President—New York Office Division. The employment agreement provides that, commencing on April 30, 2000, and on each April 30 thereafter, the employment term shall automatically be extended for one additional year unless either the Company or Mr. Greenbaum gives written notice not to extend the agreement, at least 90 days before such date. The employment agreement provides that Mr. Greenbaum’s base salary shall not be reduced during the term of the agreement. Mr. Greenbaum’s current annual base salary is $1,000,000. Mr. Greenbaum’s employment agreement provides that he will be entitled to participate at a level commensurate with his position in any equity and/or incentive compensation with respect to senior executives of the Company. In accordance with the terms of his employment agreement, he has also been given the use of a Company automobile.

The agreement also provides that, if Mr. Greenbaum’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the New York Office Division’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon expiration), Mr. Greenbaum will receive (a) a lump-sum payment of three times the sum of (i) his annual base compensation and (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination and (b) continued provision of benefits to him and his family for three years. The agreement further provides that, if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary will cease.

Joseph Macnow

Mr. Macnow has had an employment agreement with the Company since November 21, 1980, pursuant to which he serves as Executive Vice President—Finance and Administration and Chief Financial Officer. His Amended and Restated Employment Agreement, dated as of July 27, 2006, provides that on each December 31 the employment term shall automatically be extended for one additional year unless either the Company or Mr. Macnow gives written notice not to extend the agreement 90 days before such date. Mr. Macnow’s employment agreement provides that his base salary will not be reduced during the term of the agreement and is currently at $1,000,000. Mr. Macnow’s agreement also provides for his use of a Company automobile.

The agreement also provides that, if Mr. Macnow’s employment is terminated by the Company without cause or by him for good reason (as defined in the agreement to include, among other things, a change in his responsibilities, change in control of the Company, relocation of the Company’s principal executive offices, the failure of the Company to comply with the terms of the agreement or the failure of the Company to renew the agreement upon

2008 PROXY STATEMENT	VORNADO REALTY TRUST	28

expiration), he will receive: (a) a lump-sum payment of three times the sum (not to exceed $3.3 million, in the aggregate) of (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination; (b) immediate vesting in any equity awards granted to him by the Board; and (c) continued provision of benefits to him and his family for three years. The agreement further provides that, if Mr. Macnow’s employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of salary will cease.

Sandeep Mathrani

Mr. Mathrani serves as Executive Vice President—Retail Division of the Company. His employment agreement entered into in 2002 expired in March 2005. As of January 1, 2005, the Company and Mr. Mathrani entered into a new employment agreement through January 1, 2010, with a term that automatically extends for additional one-year periods unless terminated on at least six months’ prior notice by either the Company or Mr. Mathrani. The employment agreement provides that Mr. Mathrani’s annual base salary will not be decreased during the term and is currently $1,000,000.

In connection with his employment agreement, the Company granted Mr. Mathrani 16,836 restricted Shares and options to acquire 300,000 of the Company’s Shares at $71.275 per share. In addition, pursuant to his employment agreement, 200,000 options were granted to him on March 13, 2006 at an exercise price of $94.16 per share. One-third of these restricted Share and option grants vested on January 20, 2008 and the balance will vest ratably on January 20th of 2009 and 2010. The vesting of these restricted Shares and options granted pursuant to his employment agreement will accelerate upon certain events including a change of control of the Company or a sale of its retail division.

Mr. Mathrani’s employment agreement also provides that, if his employment is terminated by the Company without cause or by him due to a material breach of the agreement by the Company (a material breach is any failure by the Company to comply with any material provision of the agreement that is not cured within 30 days of written notice by Mr. Mathrani of non-compliance), Mr. Mathrani will immediately vest in any stock options and restricted Shares granted to him by the Company. In addition, in such event, Mr. Mathrani will receive a lump-sum payment equal to (i) his annual base compensation plus (ii) the average of the annual bonuses earned by him in the two fiscal years ending immediately prior to his termination. The agreement further provides that, if his employment is terminated by him without good reason or by the Company for cause (as defined in the agreement to include conviction of, or plea of guilty or nolo contendere to, a felony, failure to perform his duties or willful misconduct), payment of his salary and all other obligations of the Company under the agreement will cease. Under his employment agreement, Mr. Mathrani also receives the use of a Company automobile.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	29

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

Of our Covered Executives, Messrs. Fascitelli, Greenbaum, Macnow and Mathrani have employment agreements that provide for certain payments in the event of a termination of employment, including one following a change of control. None of Mr. Roth or any of our other trustees (other than Mr. Fascitelli) has an employment agreement or other severance arrangement. Our Omnibus Share Plans, which govern all of our equity-based awards, provide in certain circumstances that equity awards that have been granted but are still subject to vesting will vest automatically or at the discretion of our Board in certain circumstances. In particular, on a change of control, all equity awards either vest automatically or at the discretion of our Board. In addition, our deferred compensation plans provide that all applicable deferred compensation is paid out to an executive or trustee upon his or her departure from the Company. Of our Covered Executives, only Messrs. Roth, Fascitelli and Macnow are participants in our now-terminated retirement plan. Benefits under the retirement plan for these persons are now fully vested. In addition, upon the death or disability of an executive, that executive, or his or her estate, may be entitled to insurance benefits under policies with third parties maintained by us.

With regard to our employment agreements, these agreements are negotiated on a case-by-case basis. As discussed under “Compensation Discussion and Analysis,” we believe that in certain circumstances such agreements are in the best interests of the Company and our shareholders to ensure the continued dedication of such employees, notwithstanding the possibility, threat or occurrence of a change of control. Generally, our agreements govern severance payments under the following circumstances: (1) termination of the employee for “cause”; (2) termination by the employee for “good reason” (such as breach of the employment agreement by the Company or, in certain cases, if a change of control occurs and the employee then decides to terminate his employment) or by the Company without “cause”; (3) termination following a disability; (4) termination due to death; and (5) in certain cases, termination upon retirement after the employee reaches the age of 65. For those of our Covered Executives who have employment agreements, the definitions of “good reason” and “cause” are more fully described above, under “Employment Contracts.” Reference should be made to the actual employment agreements for the specific terms. Generally, however, on any termination, the applicable executive officer will receive his accrued and unpaid salary and other benefits until the date of termination. For “cause” terminations by the Company, the employee will not receive any additional payment. If the employee terminates his employment for “good reason” or the Company terminates the employment without “cause,” the employee typically receives an additional payment (or payments over a specified period) that may vary from one year of salary and bonus to up to three years of salary and bonus. For terminations due to disability or death, executives who have this provision in their applicable agreement typically receive between one year of salary or bonus and three years of salary. In certain cases, the employment agreements also provide for continued benefits for specified periods. None of our Covered Executives, who is a party to an employment agreement, is currently eligible for retirement under his employment agreements. Severance payments following a change of control under employment agreements are generally “dual trigger,” meaning that the change of control must occur and be followed by a termination of employment. We believe that this provision appropriately achieves the benefits of ensuring the dedication of employees in connection with a change of control without providing for an automatic payment under the employment agreement for a change of control.

Our equity-based compensation awards are governed by the individual award agreements issued under our Omnibus Share Plans. Generally, for “cause” terminations, no unvested awards are accelerated but employees are entitled to keep awards that have already vested if they exercise options or similar awards within specified periods after termination. For terminations by the employee for “good reason” or by the Company without “cause,” unvested OPP awards then vest, but other then-unvested equity awards terminate in a manner similar to that of “cause” terminations. In the agreements governing our OPP awards, “good reason” includes: (1) if the party is subject to an employment agreement, the definition used in the employment agreement and (2) if there is no employment agreement or definition, (a) the assignment of duties or the imposition of a reporting obligation materially and adversely inconsistent to those existing prior to such change, (b) a material reduction in base salary or failure of the Company to pay such salary, (c) the relocation of such party, without consent, (d) a purported termination for “cause” not in accordance with the definition thereof, and (e) a reduction in benefits not applied to all officers of a similar level. In Mr. Macnow’s case, however, his employment agreement provides that on any departure from the Company except as a result of a “cause” termination, his unvested equity awards then vest. Upon a change of control, all unvested equity awards then vest. We believe that a “single trigger” for equity awards following a change of control is appropriate due to the change in the nature of the form of award caused by a change of control. In the case of retirement after the age of 65, options (but no other equity-based award), automatically vest, except that the options granted to Mr. Roth on March 31, 2008 will continue to vest over five years subject to Mr. Roth’s continued service. In the case of a disability, option and OPP awards vest and in the case of death, all equity awards vest.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	30

The information presented below reflects the estimated payments that each of our Covered Executives would have received under the employment termination scenarios (including, following a change of control) if employment termination were to have occurred on December 31, 2007. In calculating the value of equity-based awards, the presentation uses a price per share of $87.95, the closing price of our common shares on the New York Stock Exchange on the last trading day in 2007. In addition, in estimating bonuses payable for the calculation of severance payments, we have used the actual bonuses paid in 2008 for 2007 performance (including, for these presentation purposes only, the value of all Restricted Unit grants made as a bonus in the first quarter of 2008). The actual amounts that would be paid out on any termination of employment can only be determined at the time of any actual separation from the Company.

Steven Roth
	(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement (1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control (2)	Death	Disability
Bonus	—	—	—	—	—	—
Severance	—	—	—	—	—	—
Unvested Options	1,239,418	—	—	1,239,418	1,239,418	1,239,418
Unvested Restricted Stock & LTIP Units	—	—	—	6,198,100	6,198,100	6,198,100
Unvested OPP Units	—	—	16,972,591	16,972,591	16,972,591	16,972,591
Benefits Continuation	—	—	—	—	—	—

Total	1,239,418	—	16,972,591	24,410,109	24,410,109	24,410,109

Michael D. Fascitelli
	(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement (1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control (2)	Death	Disability
Bonus	—	—	—	—	1,500,000	—
Severance(3)	—	—	3,000,000	3,000,000	1,000,000	3,000,000
Unvested Options	—	—	—	993,183	993,183	993,183
Unvested Restricted Stock & LTIP Units	—	—	—	5,746,742	5,746,742	5,746,742
Unvested OPP Units	—	—	16,972,591	16,972,591	16,972,591	16,972,591
Benefits Continuation	—	—	56,952	56,952	18,984	—

Total	—	—	20,029,543	26,769,468	26,231,500	26,712,516

2008 PROXY STATEMENT	VORNADO REALTY TRUST	31

David R. Greenbaum
	(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement (1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control (2)	Death	Disability
Bonus	—	—	1,500,000	1,500,000	1,500,000	1,500,000
Severance	—	—	4,500,000	4,500,000	1,000,000	—
Unvested Options	—	—	—	268,421	268,421	268,421
Unvested Restricted Stock & LTIP Units	—	—	—	982,314	982,314	982,314
Unvested OPP Units	—	—	3,017,389	3,017,389	3,017,389	3,017,389
Benefits Continuation (4)	—	—	—	—	50,483	151,449

Total	—	—	9,017,389	10,268,124	6,818,607	5,919,573

Joseph Macnow
	(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement (1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination	Voluntary Termination Following a Change of Control (2)	Death	Disability
Bonus	—	—	1,100,000	1,100,000	1,100,000	1,100,000
Severance	—	—	3,300,000	3,300,000	1,000,000	—
Unvested Options	—	—	198,086	198,086	198,086	198,086
Unvested Restricted Stock & LTIP Units	—	—	1,421,536	1,421,536	1,421,536	1,421,536
Unvested OPP Units	—	—	3,771,560	3,771,560	3,771,560	3,771,560
Benefits Continuation(4)	—	—	310,209	310,209	103,403	310,209

Total	—	—	10,101,391	10,101,391	7,594,585	6,801,391

Sandeep Mathrani
	(amounts in dollars)
Payments on Termination	Voluntary Termination on Retirement (1)	Involuntary For Cause Termination	Involuntary Not For Cause Termination / Good Reason Termination (5)	Voluntary Termination Following a Change of Control (2)	Death	Disability
Bonus	—	—	1,300,000	—	1,300,000	—
Severance	—	—	2,275,000	—	—	—
Unvested Options	—	—	—	5,583,295	5,583,295	5,583,295
Unvested Restricted Stock & LTIP Units	—	—	—	2,194,265	2,194,265	2,194,265
Unvested OPP Units	—	—	4,525,995	4,525,995	4,525,995	4,525,995
Benefits Continuation	—	—	—	—	—	—

Total	—	—	8,100,995	12,303,555	13,603,555	12,303,555

2008 PROXY STATEMENT	VORNADO REALTY TRUST	32

(1)

Payments upon retirement from the Company are available to those named executive officers who retire after reaching the age of 65. At December 31, 2007, the only named executive officer who, if he had retired at that date would have so qualified, is Mr. Roth. Except as otherwise provided in these tables, no payments are due upon any other voluntary termination prior to retirement.

(2)	Unvested grants of options, restricted shares, LTIPs and OPP Units will vest automatically upon a change of control without the need for termination of employment.
(3)

The severance payment shown for disability is the maximum possible payout. The total amount payable to Mr. Fascitelli upon disability is limited to the greater of (a) six months of benefits, and (b) benefits until such point as Mr. Fascitelli is eligible for long-term disability with the total payment not to exceed an amount equal to three years of salary.

(4)

Information presented as to the costs of benefits is based on an estimated total annual cost of benefits for such named executive officer. In certain cases, continued benefits made available following a termination will be less than the total benefits currently payable.

(5)	Upon any termination without cause (as defined), Mr. Mathrani is entitled to the use of an office and secretarial support for 90 days.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	33

COMPENSATION OF TRUSTEES

Trustees who are not officers of the Company receive an annual retainer and additional meeting fees for each Board or committee meeting attended. Messrs. Roth, Fascitelli and Smith received no compensation for their service as trustees. The non-management members of the Board of Trustees are compensated as follows: (1) each such member receives an annual retainer equal to $60,000; (2) each such member receives an annual grant of restricted shares with a value equal to $30,000 at the date of grant (not to be sold while such member is a trustee, except in certain circumstances); (3) the Audit Committee Chairman receives an annual retainer of $50,000 and other Audit Committee members receive an annual retainer of $25,000; (4) the Chairman and members of all other committees (other than the Executive Committee) receive an annual retainer of $10,000 and $5,000, respectively; and (5) each such member receives a meeting fee of $1,000 for each Board and committee meeting attended. Also, in 2007 we made a grant of 2,804 Restricted Units ($250,000 in value on the date of grant) to each Trustee who had joined our Board during any of the last three years.

The following table sets forth the compensation that was earned or paid in 2007 for the non-management members of our Board.

Name	Fees Earned or Paid in Cash $	Share Awards $ (1)	Total $
Candace K. Beinecke	14,501	181,251	195,752
Anthony W. Deering	112,000	199,263	311,263
Robert P. Kogod	76,000	11,760	87,760
Michael Lynne	87,000	199,263	286,263
David Mandelbaum	83,000	11,760	94,760
Ronald G. Targan	120,000	11,760	131,760
Richard R. West	148,000	11,760	159,760
Russell B. Wight, Jr.	87,000	11,760	98,760

(1)

Information presented in this column reflects the dollar amount recognized for financial statement purposes for the year ended December 31, 2007 in accordance with SFAS 123R of awards made pursuant to our 2002 Omnibus Share Plan. Pursuant to the rules and regulations of the SEC, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in note 11 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC. Dividends are paid on both the vested and unvested portion of restricted share awards. For information concerning the aggregate equity awarded to Trustees under our Omnibus Share Plans, see Note 8 to the Principal Security Holders table.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee, consisting of Dr. West and Messrs. Lynne and Targan, grants awards under the Company’s 2002 Omnibus Share Plan, as amended, and makes all other executive compensation determinations. Messrs. Roth, Fascitelli and Smith are the only officers or employees of the Company who are also members of the Board. There are no interlocking relationships involving the Company’s Board which require disclosure under the executive compensation rules of the SEC.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	34

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which we and our significant shareholders, trustees and our executive officers or their respective immediate family members are participants (including transactions required to be disclosed under Item 404 of Regulation S-K) to determine whether such persons have a direct or indirect material interest in the transaction. Our policy (as set forth in our Code of Business Conduct and Ethics) is to determine whether such an interest exists, applying the standards set forth in Item 404 of Regulation S-K and our Corporate Governance Guidelines. Our legal and financial staff is primarily responsible for the development and implementation of processes and controls to obtain information from our significant shareholders, trustees and our executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our proxy statement. We also disclose transactions or categories of transactions we consider in determining that a trustee is independent. In addition, our Audit Committee and/or our Corporate Governance and Nominating Committee reviews and, if appropriate, approves or ratifies any related person transaction that is required to be disclosed. These committees, in the course of their reviews of a disclosable related-party transaction consider: (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction; (3) the importance of the transaction to the related person; (4) the importance of the transaction to the Company; (5) whether the transaction would impair the judgment of a trustee or executive officer to act in the best interest of the Company; and (6) any other matters the Committee deems appropriate.

Transactions Involving Interstate Properties

As of March 14, 2008, Interstate and its partners beneficially owned approximately 10% of our outstanding Shares and approximately 27% of Alexander’s outstanding common stock. Interstate is a general partnership in which Steven Roth, David Mandelbaum and Russell B. Wight, Jr. are the partners. Mr. Roth is our Chairman of the Board and Chief Executive Officer, the Managing General Partner of Interstate, and the Chairman of the Board and Chief Executive Officer of Alexander’s. Messrs. Mandelbaum and Wight are trustees of the Company and also directors of Alexander’s.

We manage and lease the real estate assets of Interstate pursuant to a management agreement for which we receive an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on 60 days’ notice at the end of the term. We believe, based upon comparable fees charged by other real estate companies, that the terms are fair to us. We earned $800,000 in management fees under the management agreement for the year ended December 31, 2007.

Transactions Involving Alexander’s

As of March 14, 2008, Interstate and its three general partners—Steven Roth (Chairman of the Board and Chief Executive Officer of the Company and Alexander’s), David Mandelbaum (a trustee of the Company and director of Alexander’s) and Russell B. Wight, Jr. (a trustee of the Company and director of Alexander’s)—owned approximately 10% of our outstanding Shares and approximately 27% of Alexander’s common stock. The Company owns approximately 33% of the outstanding common stock of Alexander’s.

We manage, lease and develop Alexander’s properties pursuant to the agreements described below, which expire in March of each year and are automatically renewable.

Management and Development Agreements. We receive an annual fee for managing Alexander’s and all of its properties equal to the sum of (i) $3,000,000, (ii) 3% of gross income from the Kings Plaza Regional Shopping Center, (iii) $0.50 per square foot of the tenant-occupied office and retail space at 731 Lexington Avenue, and (iv) $227,000, escalating at 3% per annum, for managing the common area of 731 Lexington Avenue.

In addition, we are entitled to a development fee of 6% of development costs, as defined, with minimum guaranteed fees of $750,000 per annum. During the year ended December 31, 2007, we recognized $4,482,000 of development fee income from Alexander’s in connection with the development of Alexander’s Rego Park II property currently in process.

Leasing Agreements. We provide Alexander’s with leasing services for a fee of 3% of rent for the first ten years of a lease term, 2% of rent for the eleventh through the twentieth year of a lease term, and 1% of rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander’s tenants. In the event that third-party real estate brokers are used, our leasing fee increases by 1% and we are responsible for the

2008 PROXY STATEMENT	VORNADO REALTY TRUST	35

fees to the third-party real estate brokers. We are also entitled to a commission upon the sale of any of Alexander’s assets of 3% of gross proceeds, (as defined) for asset sales of less than $50,000,000, or 1% of gross proceeds, (as defined), for asset sales of $50,000,000 or more. The total of these amounts is payable to us annually in an amount not to exceed $4,000,000, with interest at one-year LIBOR plus 1.0% per annum (6.34% at January 1, 2008) on the unpaid balance.

Other Agreements. Building Maintenance Services, our wholly-owned subsidiary, supervises the cleaning, engineering and security services at Alexander’s Lexington Avenue and Kings Plaza properties for an annual fee of the cost for such services plus 6%. During the year ended December 31, 2007, we recognized $3,016,000 of income under these agreements.

During the year ended December 31, 2007, Alexander’s incurred $4,411,000 of leasing fees, $6,476,000 of development fees, $3,000,000 of management fees and $4,530,000 of other fees and rents under its agreements with the Company or BMS.

At December 31, 2007, Alexander’s owed the Company (i) $33,650,000 in leasing fees, (ii) $5,726,000 in development fees; and (iii) $1,185,000 in management, property management and cleaning fees.

Certain Other Transactions or Relationships

On March 26, 2007, Mr. Joseph Macnow, our Chief Financial Officer, repaid in full his $2,000,000 loan that we made to him in February 2002. This loan bore interest at the applicable federal rate of 4.65% per annum and its maximum outstanding balance was $2,000,000.

In the year ended December 31, 2007, we paid Mr. Kogod fees of $258,566 for consulting services rendered to us. This consulting arrangement expires following our Annual Meeting.

The Company leases office space to Archstone-Smith Trust and these two companies share the costs of certain office-related services. Under these agreements, for the year ended December 31, 2007, the Company recorded rent from and paid fees to Archstone-Smith Trust in the amounts of $1,522,574 and $265,035, respectively. Until its acquisition in 2007, Mr. Smith and Mr. Kogod were trustees and shareholders of Archstone-Smith Trust.

With respect to one of our Manhattan properties, we are the lessee under a ground lease that expires in 2067. The lessor under the ground lease is a limited liability company that is owned by several members, some of which include David Mandelbaum (one of our trustees), his children, his brother, his sister and his sister’s family. The underlying fee property was purchased by the parents of Mr. Mandelbaum in 1961 and placed into trusts at that time for the benefit of their children and grandchildren. Since 1961, this property has been owned 20% by these trusts and, when the trusts expired, descendants of Mr. Mandelbaum’s parents. The remaining 80% of the limited liability company is owned by two unrelated families. One family owns 55% of the limited liability company and is its managing member. Mr. Mandelbaum’s personal interest in the property is an indirect 2.66% interest. We acquired the building at 888 Seventh Avenue (and the tenant’s interest under the ground lease) from an unrelated party in 1998. The limited liability company owning the ground receives under the ground lease an aggregate payment of $3,350,000 a year in rent.

On December 23, 2005, pursuant to a credit agreement (the “Roth Credit Agreement”) entered into with us on November 16, 1999, Mr. Roth borrowed $13,122,500 from us as evidenced by a promissory note in favor of the Company (the “Note”). The Roth Credit Agreement provides that the Company will provide loans to Mr. Roth of up to $15 million in the aggregate at any time outstanding for so long as he remains employed by the Company. Pursuant to this Roth Credit Agreement, the Note is secured, bears annual interest of 4.45% (the applicable Federal rate on December 23, 2005) and matures December 23, 2011.

Other Transactions Considered in Determining Trustee Independence

Michael Lynne, a trustee of the Company, previously served as the Co-Chairman and Co-Chief Executive Officer of New Line Cinema Corporation. New Line Cinema Corporation is a tenant at our building at 888 Seventh Avenue in New York City. During 2007, we recorded rent from New Line Cinema Corporation in the amount of $3,291,545 under its lease. The lease was negotiated prior to our purchasing the building and was renewed prior to Mr. Lynne joining our Board.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	36

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s purposes are to (i) assist the Board in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the independent registered public accounting firm and the Company’s internal audit function; and (ii) prepare an Audit Committee report as required by the SEC for inclusion in the Company’s annual proxy statement. The function of the Audit Committee is oversight. The Board of Trustees, in its business judgment and upon the recommendation of the Corporate Governance and Nominating Committee, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The Board of Trustees has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each of Dr. West and Mr. Deering is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to an Audit Committee Charter.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in the preceding paragraph and, subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2007, the Audit Committee recommended to the Board of Trustees that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Deloitte & Touche LLP is in fact “independent” or the effectiveness of the Company’s internal controls.

DR. RICHARD R. WEST

ANTHONY W. DEERING

RONALD G. TARGAN

2008 PROXY STATEMENT	VORNADO REALTY TRUST	37

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) have been the Company’s independent registered public accounting firm since 1976. The Audit Committee has selected the Deloitte Entities as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 as a result of a process most recently undertaken in 2003 and 2005 by which the Audit Committee and management solicited and received proposals from each of the four largest independent registered public accounting firms: Deloitte, KPMG LLP, PricewaterhouseCoopers LLP and Ernst & Young LLP. The Audit Committee initiated this process after consultation with management because it determined that there were possible benefits to be considered with regard to audit firm independence and obtaining a fresh look at the Company’s financial accounting and internal controls processes. This process was not related to the quality of services provided by the Deloitte Entities. After consideration of each of the proposals, the Audit Committee retained the Deloitte Entities as the Company’s independent registered public accounting firm and has determined to continue that retention for 2008. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process will substantially assist in supporting auditor independence. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. In the event that this selection of a registered public accounting firm is not ratified by the affirmative vote of a majority of the votes cast on the proposal, the Audit Committee will review its future selection of a registered public accounting firm but will retain all rights of selection.

Even if the selection of the Deloitte Entities is ratified at the Annual Meeting, the Audit Committee, in its discretion, may change the appointment at any time during the year.

We expect that representatives of the Deloitte Entities will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2007 and 2006, for professional services rendered for the audits of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K, for the reviews of the consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and reviews of other filings or registration statements under the Securities Act of 1933 and Securities Exchange Act of 1934 during those fiscal years were $5,067,000 and $4,869,000, respectively. Audit fees for the years ended December 31, 2007 and 2006 include $1,075,000 and $1,365,000, respectively, for the audit of Americold Realty Trust of which the other shareholders of Americold Realty Trust pay 52%. During 2007 and 2006, audit fees include the attestation report on management’s assessment of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), Section 404.

Audit-Related Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2007 and 2006 for professional services rendered that are related to the performance of the audits or reviews of the Company’s consolidated financial statements which are not reported above under “Audit Fees” were $3,004,000 and $2,306,000, respectively. “Audit-Related Fees” generally include fees for stand-alone audits of subsidiaries, due diligence associated with mergers/acquisitions and Sarbanes-Oxley Section 404 pre-implementation assistance.

Tax Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2007 and 2006 for professional services rendered for tax compliance, tax advice and tax planning were $912,000 and $408,000, respectively. “Tax Fees” generally include fees for tax consultations regarding return preparation and REIT tax law compliance.

All Other Fees

The aggregate fees billed by the Deloitte Entities for the years ended December 31, 2007 and 2006 for professional services rendered other than those described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” were $0 and $0, respectively. “All Other Fees” generally includes fees for consultations relating to systems review.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	38

Pre-approval Policies and Procedures

In May 2003, the Audit Committee established a policy of reviewing and approving engagement letters with the Deloitte Entities for the services described above under “Audit Fees” before the provision of those services commences. For all other services, the Audit Committee has detailed polices and procedures pursuant to which it has pre-approved the use of the Deloitte Entities for specific services for which the Audit Committee has set an aggregate quarterly limit of $250,000 on the amount of services that the Deloitte Entities can provide the Company. Any services not specified that exceed the quarterly limit, or which would cause the amount of total services provided by the Deloitte Entities to exceed the quarterly limit, must be approved by the Audit Committee Chairman before the provision of such services commences. The Audit Committee also requires management to provide it with regular quarterly reports of the amount of services provided by the Deloitte Entities. Since the adoption of such policies and procedures, all of such fees were approved by the Audit Committee in accordance therewith.

The Board of Trustees recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2008.

Unless you direct otherwise in your proxy, proxies will be voted for the proposal. The affirmative vote of holders of the majority of the votes cast on the proposal is required for its approval. Abstentions and broker non-votes will have no effect on the result of this vote.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	39

PROPOSAL 3: SHAREHOLDER PROPOSAL RELATING TO A CHANGE IN THE VOTING STANDARD FOR TRUSTEE ELECTIONS

In accordance with the rules of the Securities and Exchange Commission, we have set forth below a shareholder proposal submitted on behalf of the United Brotherhood of Carpenters Pension Fund (the “shareholder proponent”), along with the supporting statement of the shareholder proponent, for which the Company and the Board accept no responsibility. The shareholder proposal is required to be voted upon at the annual meeting only if properly presented at the Annual Meeting by or on behalf of the shareholder proponent. As explained below, the Board of Trustees recommends that you vote “AGAINST” the shareholder proposal.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Vornado Realty Trust (“Company”) hereby request that the Board of Trustees initiate the appropriate process to amend the Company’s governance documents (charter or bylaws) to provide that trustee nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested trustee elections, that is, when the number of trustee nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in trustee elections, our company’s trustee election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual trustees and entire boards. Our Company presently uses a plurality vote standard in all trustee elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and recently Pfizer, have adopted a majority vote standard in company by-laws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies have responded only partially to the call for change by simply adopting post-election director resignation policies that set procedures for addressing the status of director nominees that received more “withhold” votes than “for” votes. At the time of the submission of this proposal, our Company and its board had not taken either action.

We believe that a post-election trustee resignation policy without a majority vote standard in company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then consider action on developing post-election procedures to address the status of trustees that fail to win election. A majority vote standard combined with a post-election trustee resignation policy would establish a meaningful right for shareholders to elect trustees, and reserve for the board an important post-election role in determining the continued status of an unelected trustee. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

Board of Trustees Statement Opposing Shareholder Proposal

The Board of Trustees has carefully considered the proposal and for the reasons described below does not believe that it is in the best interests of the Company and its shareholders to provide for the election of Trustees by a majority of the votes cast.

The Company currently elects its Trustees each year by a plurality-voting standard. Under plurality voting, nominees who receive the most affirmative votes are elected to the Board. Although the proponent states that under the plurality standard, a nominee can be elected with as little as a single affirmative vote, as a practical matter, all of the Trustees have always been elected by a vast majority of the shares. In other words, this proposal would have had no impact on the outcome of the elections of our Trustees to date.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	40

Given the fact that a number of corporations have moved to a majority-vote standard in recent years, why is the Board not following this path.

First, moving to majority election of Trustees would have no impact on the ability of shareholders to propose an alternate slate of Trustees in a proxy contest—under the current form of majority election of directors being adopted by corporations and approved by proponents and proxy advisory firms, election contests remain under the plurality-voting standard. Thus, failing to take this action will have no effect should our shareholders wish to replace any of the existing Trustees with new candidates.

Second, failure to adopt majority election of Trustees also has no effect on the ability of shareholders to express disapproval of Board actions. The “withhold” vote is now a well-established means of registering dissatisfaction, and there is no question that a substantial withhold vote would send a message and cause our Board to examine the reasons for the dissatisfaction. However, use of the withhold vote, rather than causing one or more Trustees not to be elected, provides the Board with the flexibility to determine whether such a vote was intended only to send a message to which the Board should react, or was an effort to remove a particular Trustee from the Board. This is particularly important in light of the fact that the most influential proxy advisory firm, Institutional Shareholder Services (“ISS”), has taken the position that the director election standard in place at any company (i.e., whether the director may actually not be re-elected if the ISS recommendation is followed) will not affect the recommendations it makes with respect to that company.

Finally, the Board is concerned that the majority-vote requirement contemplated by the proposal would significantly increase the influence of stockholder advisory firms and certain activist stockholders, whose interests and agenda may differ from those of our shareholders generally. Our Board fully appreciates the importance of the Annual Meeting in allowing shareholders the opportunity to put forward specific concerns they may have. At the same time, the Board does not believe that the only means of expressing that concern should be the potential expulsion of one or more Trustees from the Board should they determine not to implement a shareholder proposal—which is what the use of the majority-election standard, as opposed to the withhold vote, could result in. This situation is exacerbated by the failure of many retail holders to return voting instructions, and the Company’s inability to contact such holders directly, the potential elimination of broker voting for Trustees, the practices of empty voting and stock borrowing and the fact that many institutional holders routinely delegate their voting decisions to proxy advisory firms, without considering the merits of the matter at issue or the impact of following the recommendation.

The effects of majority voting for Trustees are still in their early stages. Under majority election, because of the threat of Trustees not being reelected in a noncontested election, the Board may be forced to either follow the dictates of special interest groups, or engage in expensive and distracting solicitation campaigns at each annual meeting for matters that generally are only peripherally related to the best interests of our Company and its shareholders.

The Board of Trustees unanimously recommends a vote “AGAINST” the proposal relating to the change in the voting standard.

The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum. Shareholder approval of this proposal would not result in a change to our Bylaws because this is only a recommendation to the Board of Trustees.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections entitled “Compensation Committee Report on Executive Compensation” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless provided otherwise in such filing.

ADDITIONAL MATTERS TO COME BEFORE THE MEETING

The Board does not intend to present any other matter, nor does it have any information that any other matter will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, it is the intention of each of the individuals named in the attached proxy to vote said proxy in accordance with their discretion on such matters.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	41

 PROXY AUTHORIZATION VIA THE INTERNET OR BY TELEPHONE

We have established procedures by which shareholders may authorize their proxies via the Internet or by telephone. You may also authorize your proxy by mail. Please see the proxy card accompanying this Proxy Statement for specific instructions on how to authorize your proxy by any of these methods.

Proxies authorized via the Internet or by telephone must be received by 11:59 P.M., New York City time, on Wednesday, May 14, 2008. Authorizing your proxy via the Internet or by telephone will not affect the right to revoke your proxy should you decide to do so.

The Internet and telephone proxy authorization procedures are designed to authenticate shareholders’ identities and to allow shareholders to give their voting instructions and confirm that shareholders’ instructions have been recorded properly. The Company has been advised that the Internet and telephone proxy authorization procedures that have been made available are consistent with the requirements of applicable law. Shareholders authorizing their proxies via the Internet or by telephone should understand that there may be costs associated with voting in these manners, such as charges for Internet access providers and telephone companies which must be borne by the shareholder.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND SHAREHOLDER PROPOSALS

The Bylaws of the Company currently provide that in order for a shareholder to nominate a candidate for election as a trustee at an Annual Meeting of Shareholders or propose business for consideration at such meeting, notice must be given to the Secretary of the Company no more than 120 days nor less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to the provisions of our Bylaws must comply with the requirements of the Bylaws and be delivered to the Secretary of the Company at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019 between and including January 15, 2009 and February 14, 2009.

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the Company’s Annual Meeting of Shareholders in 2009 may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received at the principal executive office of the Company, 888 Seventh Avenue, New York, New York 10019, Attention: Secretary, not later than December 5, 2008.

By Order of the Board of Trustees,

Alan J. Rice

Secretary

New York, New York

April 4, 2008

It is important that proxies be returned promptly. Please authorize your proxy over the Internet, by telephone or by requesting, executing and returning a proxy card.

2008 PROXY STATEMENT	VORNADO REALTY TRUST	42

ANNEX A

CORPORATE GOVERNANCE GUIDELINES

I. Introduction

The Board of Trustees of Vornado Realty Trust (the “Trust”), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance principles (the “Guidelines”) to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. These Guidelines are in addition to the Trust’s Amended and Restated Declaration of Trust and Amended and Restated Bylaws, in each case as amended.

II. Board Composition

The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each Trustee can participate meaningfully;
•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Trust’s business; and
•

A majority of the Board shall consist of Trustees who the Board has determined are “independent” under the Corporate Governance Rules (the “NYSE Rules”) of The New York Stock Exchange, Inc. (the “NYSE”).

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Trust’s Chief Executive Officer in the manner it considers in the best interests of the Trust at any given point in time. These positions may be filled by one individual or by two different individuals.

IV. Selection of Trustees

Nominations. The Board is responsible for selecting the nominees for election to the Trust’s Board of Trustees. The Trust’s Corporate Governance and Nominating Committee is responsible for recommending to the Board a slate of Trustees or one or more nominees to fill vacancies occurring between annual meetings of shareholders. The members of the Corporate Governance and Nominating Committee may, in their discretion, work or otherwise consult with members of management of the Trust in preparing the Committee’s recommendations.

Criteria. The Board should, based on the recommendation of the Corporate Governance and Nominating Committee, select new nominees for the position of independent Trustee considering the following criteria:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;
•	Current knowledge and contacts in the communities in which the Trust does business and in the Trust’s industry or other industries relevant to the Trust’s business;
•	Ability and willingness to commit adequate time to Board and committee matters;
•	The fit of the individual’s skills and personality with those of other Trustees and potential Trustees in building a Board that is effective, collegial and responsive to the needs of the Trust; and
•	Diversity of viewpoints, experience and other demographics.

Independence Standards. To qualify as independent under the NYSE Rules, the Board must affirmatively determine that a Trustee has no material relationship with the Trust and/or its consolidated subsidiaries. The Board has adopted the following categorical standards to assist it in making determinations of independence. For purposes of these standards, references to the “Trust” will mean Vornado Realty Trust and its consolidated subsidiaries.

The following relationships have been determined not to be material relationships that would categorically impair a Trustee’s ability to qualify as independent:

1.

Payments to and from other organizations. A Trustee’s or his immediate family member’s status as executive officer or employee of an organization that has made payments to the Trust, or that has received payments from the Trust, not in excess of the greater of:

(i)	$1 million; or

(ii)	2% of the other organization’s consolidated gross revenues for the fiscal year in which the payments were made.

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In the case where an organization has received payments that ultimately represent amounts due to the Trust and such amounts are not due in respect of property or services from the Trust, these payments will not be considered amounts paid to the Trust for purposes of determining (i) and (ii) above so long as the organization does not retain any remuneration based upon such payments.

2.

Beneficial ownership of the Trust’s equity securities. Beneficial ownership by a Trustee or his immediate family member of not more than 10% of the Trust’s equity securities. A Trustee or his immediate family member’s position as an equity owner, director, executive officer or similar position with an organization that beneficially owns not more than 10% of the Trust’s equity securities.

3.

Common ownership with the Trust. Beneficial ownership by, directly or indirectly, a Trustee, either individually or with other Trustees, of equity interests in an organization in which the Trust also has an equity interest.

4.

Directorships with, or beneficial ownership of, other organizations. A Trustee’s or his immediate family member’s interest in a relationship or transaction where the interest arises from either or both of:

(i)	his or his family member’s position as a director with an organization doing business with the Trust; or

(ii)

his or his family member’s beneficial ownership in an organization doing business with the Trust so long as the level of beneficial ownership in the organization is 25% or less, or less than the Trust’s beneficial ownership in such organization, whichever is greater.

5.

Affiliations with charitable organizations. The affiliation of a Trustee or his immediate family member with a charitable organization that receives contributions from the Trust, or an affiliate of the Trust, so long as such contributions do not exceed for a particular fiscal year the greater of:

(i)	$1 million; or

(ii)	2% of the organization’s consolidated gross revenues for that fiscal year.

6.

Relationships with organizations to which the Trust owes money. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization to which the Trust was indebted at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 5% of the Trust’s total consolidated assets.

7.

Relationships with organizations that owe money to the Trust. A Trustee’s or his immediate family member’s status as an executive officer or employee of an organization which is indebted to the Trust at the end of the Trust’s most recent fiscal year so long as that total amount of indebtedness is not in excess of 15% of the organization’s total consolidated assets.

8.

Personal indebtedness to the Trust. A Trustee’s or his immediate family member’s being indebted to the Trust at any time since the beginning of the Trust’s most recently completed fiscal year so long as such amount does not exceed the greater of:

(i)	$1 million; or

(ii)	2% of the individual’s net worth.

9.	Leasing or retaining space from the Trust. The leasing or retaining of space from the Trust by:

(i)	a Trustee;

(ii)	a Trustee’s immediate family member; or

(iii)	an affiliate of a Trustee or an affiliate of a Trustee’s immediate family member;

so long as in each case the rental rate and other lease terms are at market rates and terms in the aggregate at the time the lease is entered into or, in the case of a non-contractual renewal, at the time of the renewal.

10.

Other relationships that do not involve more than $100,000. Any other relationship or transaction that is not covered by any of the categorical standards listed above and that do not involve payments of more than $100,000 in the most recently completed fiscal year of the Trust.

11.	Personal relationships with management. A personal relationship between a Trustee or a Trustee’s immediate family member with a member of the Trust’s management.

12.

Partnership and co-investment relationships between or among Trustees. A partnership or co-investment relationship between or among a Trustee or a Trustee’s immediate family member and other members of the Trust’s Board of Trustees, including management Trustees, so long as the existence of the relationship has been previously disclosed in the Trust’s reports and/or proxy statements filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

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The fact that a particular transaction or relationship falls within one or more of the above categorical standards does not eliminate a Trustee’s obligation to disclose the transaction or relationship to the Trust, the Board of Trustees or management as and when requested for public disclosure and other relevant purposes. For relationships that are either not covered by or do not satisfy the categorical standards above, the determination of whether the relationship is material and therefore whether the Trustee qualified as independent or not, may be made by the Corporate Governance and Nominating Committee or the Board. The Trust shall explain in the annual meeting proxy statement immediately following any such determination the basis for any determination that a relationship was immaterial despite the fact that it did not meet the foregoing categorical standards.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and CEO of the Trust, together with an independent Trustee, when deemed appropriate.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new Trustees, including background material on the Trust, its business plan and its risk profile, and meetings with senior management. Members of the Board are required to undergo continuing education as recommended by the NYSE. In connection therewith, the Trust will reimburse Trustees for all reasonable costs associated with the attendance at or the completion of any continuing education program supported, offered or approved by the NYSE or approved by the Trust.

V. Election Term

The Board does not believe it should establish term limits.

VI. Retirement of Trustees

The Board believes it should not establish a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous written consent) at the discretion of the Board. The meetings will usually consist of committee meetings and the Board meeting.

The agenda for each Board meeting will be established by the Chairman and CEO, with assistance of the Trust’s Secretary and internal Corporation Counsel. Any Board member may suggest the inclusion of additional subjects on the agenda. Management will seek to provide to all Trustees an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the Trustees to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management Trustees, the non-management Trustees will meet in executive sessions periodically, with no members of management present. Non-management Trustees who are not independent under the NYSE Rules may participate in these executive sessions, but independent Trustees should meet separately in executive session at least once per year.

The participants in any executive sessions will select by majority vote of those attending a presiding Trustee for such sessions or any such session.

In order that interested parties may be able to make their concerns known to the non-management Trustees, the Trust shall disclose a method for such parties to communicate directly with the presiding trustee or the non-management trustees as a group. For the purposes hereof, communication through a third-party such as an external lawyer or a third-party vendor who relays information to non-management members of the Board will be considered direct.

IX. The Committees of the Board

The Trust shall have at least the committees required by the NYSE Rules. Currently, these are the Audit Committee, the Compensation Committee and a nominating/corporate governance committee, which in our Trust is called the Corporate Governance and Nominating Committee. Each of these three committees must have a written charter satisfying the rules of the NYSE.

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All trustees, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least such number of trustees as may be required by the NYSE Rules who the Board has determined are “independent” under the NYSE Rules. Any additional qualifications for the members of each committee shall be set out in the respective committees’ charters. A trustee may serve on more than one committee for which he or she qualifies.

Each committee may take any action in a meeting of the full Board, and actions of the Board, including the approval of such actions by a majority of the members of the Committee, will be deemed to be actions of that committee. In such circumstance only the votes cast by members of the committee shall be counted in determining the outcome of the vote on matters upon which the committee acts.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Executive Compensation

Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Trust against the Trust’s goals and objectives and approves the compensation level of the CEO.

Evaluating and Approving the Compensation of Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XII. Board Compensation

The Board should conduct a review at least once every three years of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

XIII. Expectations of Trustees

The business and affairs of the Trust shall be managed under the direction of the Board in accordance with Maryland law. In performing his or her duties, the primary responsibility of the trustees is to exercise his or her business judgment in the best interests of the Trust. The Board has developed a number of specific expectations of trustees to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

Commitment and Attendance. All independent and management trustees should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. The Board may act by unanimous written consent in lieu of a meeting.

Participation in Meetings. Each trustee should be sufficiently familiar with the business of the Trust, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a trustee may have about any aspect of the Trust’s business. Trustees should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

Loyalty and Ethics. In their roles as Trustees, all Trustees owe a duty of loyalty to the Trust. This duty of loyalty mandates that the best interests of the Trust take precedence over any interests possessed by a Trustee.

The Trust has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of Trustees, particularly with respect to transactions in the securities of the Trust, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Trust. Trustees should be familiar with the Code’s provisions in these areas and should consult with any member of the Trust’s Corporate Governance and Nominating Committee or the Trust’s internal Corporation Counsel in the event of any concerns. The Corporate Governance and Nominating Committee is ultimately responsible for applying the Code to specific situations and has the authority to interpret the Code in any particular situation.

Other Directorships. The Trust values the experience Trustees bring from other boards on which they serve, but recognizes that those boards may also present demands on a Trustee’s time and availability and may present conflicts or legal issues. Trustees should advise the Chairman of the Corporate Governance and Nominating Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

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Contact with Management. All Trustees are invited to contact the CEO at any time to discuss any aspect of the Trust’s business. Trustees will also have complete access to other members of management. The Board expects that there will be frequent opportunities for Trustees to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

Contact with Other Constituencies. It is important that the Trust speaks to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each Trustee shall maintain the confidentiality of information received in connection with his or her service as a Trustee.

XIV. Evaluating Board Performance

The Board, acting through the Corporate Governance and Nominating Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee should periodically consider the mix of skills and experience that Trustees bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XV. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

888 Seventh Avenue, New York, New York 10019

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Vornado Realty Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vornado Realty Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VORNADO REALTY TRUST 888 SEVENTH AVENUE NEW YORK, NY 10019

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VORNA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
VORNADO REALTY TRUST
				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR"							number(s) of the nominee(s) on the line below.
THE ELECTION OF EACH NOMINEE FOR TRUSTEE, "FOR"
PROPOSAL 2 AND "AGAINST" PROPOSAL 3.				☐	☐	☐
1. ELECTION OF TRUSTEES each for a term ending at the
Annual Meeting of Shareholders in 2011 and until his
successor is duly elected and qualified:
Nominees:
01)	Anthony W. Deering	03)	Robert H. Smith
02)	Michael Lynne	04)	Ronald G. Targan
Vote On Proposals			For	Against	Abstain
2	.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐
3	.	SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR TRUSTEES:	☐	☐	☐
4	.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED "FOR" THE PRECEDING NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "AGAINST" PROPOSAL 3. IF ANY NOMINEE DECLINES OR IS UNABLE TO
SERVE AS A TRUSTEE, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF
TRUSTEES.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box ℵ
and write them on the back where indicated.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The 2007 Annual Report to shareholders, including the 2007 Annual Report on Form 10-K and Proxy Statement are available at www.proxyvote.com.

ANNUAL MEETING OF SHAREHOLDERS OF
VORNADO REALTY TRUST

May 15, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PROXY

VORNADO REALTY TRUST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder, revoking all prior proxies, hereby appoints Steven Roth and Michael D. Fascitelli, or either of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Vornado Realty Trust, a Maryland real estate investment trust (the "Company"), to be held at the Saddle Brook Marriott, Interstate 80 and the Garden State Parkway, Saddle Brook, New Jersey 07663 on Thursday, May 15, 2008 at 12:30 P.M., local time, and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. Each proxy is authorized to vote as directed on the reverse side hereof upon the proposals which are more fully set forth in the Proxy Statement and otherwise in his discretion upon such other business as may properly come before the meeting and all postponements or adjournments thereof, all as more fully set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" (1) THE ELECTION OF EACH NOMINEE FOR TRUSTEE, (2) "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND (3) "AGAINST" THE SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING FOR TRUSTEES. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments: ___________________________________________________________________________

________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be executed on the reverse side.)